Registration No. 333-211056

As filed with the Securities and Exchange Commission on November 14, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRISSET BEER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	5180	80-0778461
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

370 Guy Street, Suite G9
Montreal, Quebec, Canada, H3J 1S6
(514) 906-6851
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Stephane Pilon
370 Guy Street, Suite G9
Montreal, Quebec, Canada, H3J 1S6
(514) 906-6851
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lubin, Esq.
David Lubin & Associates, PLLC
410 Lopez Drive
West Hempstead, New York 11552
Telephone: (917) 656-1173
Email: david@dlubinassociates.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and from time to time after the effective date of this registration statement, as determined by the selling stockholders.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐'

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

☐Large accelerated filer                                                          ☐Accelerated filer
☐Non-accelerated filer                                                          ☒Smaller reporting company

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-211056), initially filed by the Registrant on May 2, 2016 and declared effective by the Securities and Exchange Commission on May 19, 2016. To date, no shares have been offered or sold pursuant to such Registration Statement. The Registrant is filing this Post-Effective Amendment No. 1 in order to decrease the price of the shares of common stock being offered from $1.00 per share to $0.10 per share.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share	1,000,000	(1)	$0.10	$100,000	$10.07

Common Stock, $0.0001 per share	1,045,000	(2)	$0.10	$104,500	$10.52

Common Stock, $0.0001 per share	2,362,500	(3)	$0.30	$704,250	$70.90

Total					$91.49	*

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.In accordance with Rule 457(o), the offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. Effective July 24, 2014 the Company received approval from FINRA under the symbol BBII (formerly "BOIG") for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board. However, a market has not yet developed.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

(2)	Represents common shares issued and outstanding held by the selling security holders and calculated pursuant to Rule 457(a).
(3)
Represents common shares issuable upon the exercise of warrants and calculated pursuant to Rule 457(g) based upon the exercise price of the warrants (280,000 warrants exercisable at $0.15 per share; 130,000 warrants exercisable at $0.20 per share; 730,000 warrants exercisable at $0.25 per share; 320,000 warrants exercisable at $0.30 per share; 322,500 warrants exercisable at $0.35 per share; 322,500 warrants exercisable at $.40 per share; and 257,500 warrants exercisable at $0.45 per share.

*Previously paid

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

BRISSET BEER INTERNATIONAL, INC.

This prospectus relates to the offering by us of up to 1,000,000 shares of common stock at a fixed price of $0.10. We intend for our common stock to be sold by our officers and directors who will not be paid any commissions for such sales. There is no minimum amount of securities that must be sold and therefore no minimum amount of proceeds, if any, will be raised. The offering will terminate on the sale of all of the 1,000,000 shares being offered pursuant to this prospectus, unless earlier terminated by our board of directors in its sole discretion.

This prospectus also relates to the resale, from time to time, of up to (a) 1,045,000 shares of our common stock issued and outstanding, and (b) an aggregate of 2,362,500 shares issuable upon the exercise of outstanding warrants held by the selling stockholders which shares of common stock and warrants were issued in private offerings to thirteen non-U.S. persons and two U.S. persons. Of the 2,362,500 outstanding warrants, (i) 280,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.15 per share, (ii) 130,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.20 per share, (iii) 730,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.25 per share, (iv) 320,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.30 per share, (v) 322,500 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.35 per share, (vi)  322,500 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.40 per share and (vii)  257,500 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.45 per share.

Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders. However, if the selling stockholders exercise their warrants then in the future we may receive up to an aggregate of $704,250 in additional proceeds upon the exercise of the warrants. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. See "Plan of Distribution" for additional information.

Our common stock is not traded on any national exchange. The fixed price of $0.10 has been arbitrarily determined as the selling price. Effective July 24, 2014 the Company received approval from FINRA under the symbol BBII (formerly "BOIG") for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board. However, a market has not yet developed.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _____ __, 2016.

BRISSET BEER INTERNATIONAL, INC.

Dealer Prospectus Delivery Obligation

Until ________________2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products ; market acceptance of our products ; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products ; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled "Risk Factors") relating to our industry and our operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision.  You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading "Risk Factors" beginning on page 8 of this prospectus and our financial statements and related notes incorporated by reference in this prospectus, before investing in our securities.  In this prospectus, "Brisset Beer", the "Company," "we," "us," and "our" refer to Brisset Beer International, Inc.

Corporate History

Brisset Beer International, Inc. (the "Company") was incorporated under the laws of the State of Florida on May 11, 2010 under the name Benefit Solutions Outsourcing Corp.

On December 2, 2014 Biere Brisset International Inc., a wholly owned subsidiary of the Company ("BBII"), entered into a five-year manufacturing and distribution agreement with 90127-2021 Quebec Inc., a Quebec company doing business as Breuvages Blue Spike ("Blue Spike") pursuant to which Blue Spike has the exclusive right to manufacture, distribute and sell BBII's Broken7 beer in certain designated networks in the following Canadian provinces and U.S. states: Newfoundland, Prince- Edward Island, New Brunswick, Nova Scotia, Quebec, Ontario, Maine, New Hampshire, Vermont, New York, Massachusetts, Connecticut, Rhode Island, New Jersey, Pennsylvania, Ohio, Michigan, Illinois, Indiana, Kentucky, West Virginia, Virginia, Washington DC, Delaware, Maryland. The Company granted Blue Spike a right of first refusal to act as exclusive agent for the distribution and sale of its products in other new territories.

Subject to Blue Spike's approval, the Company may sell products manufactured by Blue Spike in the Company's own distribution network. Products sold within the Company's own distribution network are subject to higher margins for the Company.  The Company is responsible, at its expense, for the marketing and promotion of Broken7, and has agreed to invest 25% of the gross margin of its products for marketing and advertising.

The Company granted Blue Spike a right of first refusal if the Company sells or transfers all or a portion of its rights in its brands. If the Company is sold during the term of the agreement, the Company is obligated to pay Blue Spike 2.5% of the purchase price for every $250,000 of product sales, up to $5 million but not to exceed 50% of the sale price. The agreement also provides for various payment returns to Blue Spike if the Company is sold when the agreement is no longer in effect, depending on when and why the agreement is no longer in effect. The agreement will automatically renew for an additional five-year term unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the initial term.

On April 1, 2016, BBII amended the manufacturing and distribution agreement with Blue Spike to clarify certain of the business terms regarding the margins, pricing and distribution networks.

On November 8, 2016, BBII further amended the manufacturing and distribution agreement with Blue Spike to provide that every three months, commencing October 1, 2016, the Company will issue to Blue Spike, or an affiliate of Blue Spike, that number of shares of common stock equal to (a) 5% of the gross amount of sales of all products of the Company sold by Blue Spike during said three-month period divided by (b) the highest volume weighted average of the per share price during the 45 trading days prior to the end of the applicable quarter. The amendment also provides for the issuance of 150,000 shares of common stock to be issued to an affiliate of Blue Spike as bonus shares for Blue Spike entering into the amendment.

On March 1, 2015, BBII entered into a five-year manufacturing and distribution agreement (the "CBB Agreement") with La Compagnie de Biere Brisset, Inc. ("CBB"), a specialty brewer, to help bring to market and test new line extensions for beer brands owned by the Company.  The CBB Agreement grants CBB the right to manufacture Broken7 beer in accordance with certain minimum and production capacities set forth in the Agreement. Proceeds, if any, from the sale of BBI products will be retained by CBB as compensation for its services.  Unless earlier terminated by BBII's bankruptcy, insolvency or sale of its business or assets or the gross misconduct or negligence of CBB, the Agreement will automatically renew for an additional five-year term unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the initial term.

Our corporate headquarters are located at 370 Guy Street, Suite G9, Montreal, Quebec, Canada, H3J 1S6 and our telephone number is (514) 906-6851.

Regulation S Offerings

On August 12, 2014, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to non-U.S. persons (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who are not accredited investors for the sale of an aggregate of 550,000 Units (at a purchase price of $0.10 per Unit) for aggregate gross proceeds of $55,000. Each Unit consisted of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.15 per share which expires on June 1, 2019, and (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.25 per share which expires on June 1, 2020.

On January 9, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is an accredited investor for the sale of an aggregate of 130,000 Units (at a purchase price of $0.15 per Unit) for aggregate gross proceeds of $19,500. Each Unit consisted of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.20 per share which expires on January 9, 2020, and (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.25 per share which expires on January 9, 2020.

On February 27, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is not an accredited investor for the sale of an aggregate of 135,000 Units (at a purchase price of $0.20 per Unit) for aggregate gross proceeds of $27,000. Each Unit consisted of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.25 per share which expires on February 17, 2020, and (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.30 per share which expires on February 17, 2020.

On May 15, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to two U.S. persons (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who are not accredited investors for the sale of an aggregate of 140,000 Units (at a purchase price of $0.20 per Unit) for aggregate gross proceeds of $28,000. Each Unit consisted of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.25 per share which expires on May 6, 2020, and (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.25 per share which expires on May 6, 2020.

On August 10, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is not an accredited investor for the sale of an aggregate of 65,000 Units (at a purchase price of $0.30 per Unit) for aggregate gross proceeds of $19,500. Each Unit consisted of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.35 per share which expires on August 7, 2020, and (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.40 per share which expires on August 7, 2020.

On November 13, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is not an accredited investor for the sale of an aggregate of 75,000 Units (at a purchase price of $0.30 per Unit) for aggregate gross proceeds of $22,500. Each Unit consisted of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.35 per share which expires on October 16, 2020, (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.40 per share which expires on October 16, 2020 , and (iv) one class C warrant to purchase one share of common stock at an exercise price of $0.45 per share which expires on October 16, 2020.

On December 22, 2015 the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one U.S. person who is an accredited investor and two non-U.S. persons (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who are not accredited investors for the sale of an aggregate of 267,500 Units (at a purchase price of $0.30 per Unit) for aggregate gross proceeds of $80,250. Each Unit consists of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.35 per share which expires on November 16, 2020 , (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.40 per share which expires on November 16, 2020, and (iv) one class C warrant to purchase one share of common stock at an exercise price of $0.45 per share which expires on November 16, 2020.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by this prospectus:

Securities Offered	Up to 1,000,000 shares of common stock, par value $0.0001 per share, at a purchase price of $0.10 per share.

Common Stock offered by selling stockholders:
Up to 3,407,500 shares of common stock, which includes an aggregate of 2,362,500 shares of common stock issuable upon the exercise of outstanding Warrants and 1,045,000 shares of common stock issued and outstanding.

Common Stock outstanding prior to the offering:	9,713,000 shares

Common Stock to be outstanding after the offering:	14,120,500 shares, including 2,362,500 shares of common stock issuable upon the exercise of outstanding warrants.

Market for our common stock:
The selling stockholders may sell shares of our common stock only at a fixed price of $0.10 per share. The fixed price of $0.10 has been arbitrarily determined as the selling price. Effective July 24, 2014 the Company received approval from FINRA under the symbol "BBII" (formerly "BOIG") for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board.  However, a market has not yet developed.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds
We intend to use the net proceeds from this offering primarily for general corporate purposes. See "Use of Proceeds."

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, in the future we may receive up to $704,250 in additional proceeds upon the exercise of the outstanding warrants.

Risk Factors
An investment in our stock involves a high degree of risk. You should carefully read "Risk Factors" in this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Note Regarding Forward Looking Statements" in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR COMPANY

Risk Factors Relating to Our Company

1.            Our independent auditor has issued a going concern opinion after auditing our May 31, 2016 financial statements.  Our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to market, distribute and sell our Broken7 brand of craft beer. Our operations were funded entirely from capital raised from our private offering of securities from May 2010 through May 2016. Sales of our Broken 7 craft beer commenced in September 2014.  During the year ended May 31, 2016 our net loss was $112,863 and we expect losses to continue until we can achieve profitability from our craft beer operations. We will continue to require additional financing to execute our business strategy.  We are currently dependent on external sources of financing for the foreseeable future, of which we have no commitments. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We are dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. For the year ended May 31, 2016, we incurred a net loss of $112,863 and used cash in operations of $121,488. From inception on May 11, 2010 to May 31, 2016, we have an accumulated deficit of $1,462,781. After auditing our May 31, 2016 financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

2.            We are an early stage company with limited operating history in craft brewing and to date we have focused primarily on establishing our operations, all of which raises substantial doubt as to our ability to successfully develop profitable business operations and makes an investment in our common shares very risky.

We are an early stage company and we have produced and sold limited quantities of craft beer from our current operations.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the craft brewing industry.  We began generating revenues from operations in September 2014 and have been focused on start-up and fund raising activities. Since we have generated limited revenues, we will have to raise additional capital to fund our operations for the next twelve months, which we may do through loans from existing shareholders, the sale of our equity securities or a strategic arrangement with a third party in order to continue our business operations.  However, we currently do not have any agreements with potential lenders or strategic arrangements in place. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:

·	our ability to raise adequate working capital;

·	success of our production, sales and marketing efforts;

·	demand for our product;

·	the level of our competition;

·	our ability to attract and maintain key management and employees; and

·	our ability to efficiently produce, distribute and sell sufficient quantities of our beer to obtain profitable operations while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above.  If we are not successful in executing any of the above stated factors, our business will not be profitable and may lose revenue, which makes our common stock a less attractive investment and may harm the trading of our common stock, if a market ever develops.

3.            We have only generated limited revenues to date. Unless and until our craft beer brewing, distribution and sales program is successful in achieving profitable operations, we will need to raise a substantial amount of additional capital in order to fund our operations for the next twelve months and in order to execute our business plan.  If the prospects for our business plan are not favorable or the capital markets are tight, we would not be able to raise the necessary capital and we will not be able to execute our business plan, which would likely cause shares of our common stock to become worthless.

As of August 31, 2016, our cash on hand was $6,290. Despite the closing of three separate financings on August 10, 2015, November 13, 2015 and December 22, 2015 for total gross proceeds of $122,250, we will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to develop our business. Current cash on hand is insufficient to fund all of our anticipated operating needs for the next twelve months. As we have not yet generated enough revenues to successfully achieve profitable operations, we will require substantial additional capital to fund our operations for the next twelve months and in order to pursue our business plan.  Because we currently generate limited cash flow from operations we need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings.  Our ability to access capital will depend on our success in implementing our business plan.  It will also be dependent upon the status of the capital markets at the time such capital is sought.  Any such financing may not be on favorable terms and may be dilutive to current shareholders.  Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

4.            We are heavily dependent on contracted third parties.  The inability to identify and obtain and maintain the services of third party contractors would harm our ability to execute our business plan and continue our operations until we found a suitable replacement.

We do not have our own brewing facilities.  We rely on third parties to contract brew and distribute our craft beer and to test new craft beer recipes.  We are dependent on the continued services of third parties to brew our beer.  Our success is also heavily dependent on our ability to attract and retain experienced sales and marketing staff.  If we were unable to obtain and maintain the services of third party contractors to brew and distribute our craft beer, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire suitable contractors.

5.            Manufacturing prices of Broken7 bottled products can increase significantly which could erode operating margins, and adversely impact financial results.

The cost of producing Broken7 bottled products by our contract brewer can increase significantly based on a number of factors which can include but are not limited to fermentation time, daily capacity, minimum orders and the equipment used by Blue Spike for the manufacturing of products, as well as the costs of raw materials and ingredients used for the brewing and bottling process.  Our manufacturing and distribution agreement states that an increase in the cost of any raw material will be effective on the Company's products manufactured by Blue Spike from the date of implementation of the price change by Blue Spike's suppliers.  This can result in a sudden increase in costs which could erode operating margins and adversely impact our financial results.

6.            Our third party contract brewer also produces beer for our competitors which leads to conflict of interest.

We do not have exclusivity with the brewer with which we contract and such brewer also produces beer for our competitors.  As a result, there may be times in the future where our current or future contract brewers elect to brew our competitors' beer rather than ours.  This situation may arise if our contract brewers are confronted with capacity issues.  While we intend on monitoring our contract brewers' ability to fulfill their obligations to us we cannot guarantee that conflicts will not arise in the future.  If such a conflict resulted in our contract brewers not supplying us with sufficient volume of our product to meet our sales obligations we would be faced with a number of operational tasks, including establishing and maintaining our own brewing facilities or sourcing another contract brewer.  Such an undertaking would require significant effort and substantial time to complete, during which the distribution of our products could be impaired.

7.            If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales and market share will decrease.

The costs and management attention involved in maintaining an innovative brand portfolio are expected to be significant. If we have not gauged consumer preferences correctly, or are unable to maintain consistently high quality beers as we develop new brands, our overall brand image may be damaged. If this were to occur, our future sales, results of operations and cash flows would be adversely affected.

8.            Increased competition could adversely affect sales and results of operations.

The craft brewing market is highly competitive, as well as the much larger specialty beer category, which includes the imported beer segment and fuller-flavored beers offered by major national brewers. We will also face competition from producers of wine, spirits and flavored alcohol beverages offered by the larger spirit producers and national brewers. Increased competition could adversely affect sales and results of operations.

9.            Our business is sensitive to reductions in discretionary consumer spending.

Consumer demand for luxury or perceived luxury goods, including craft beer, can be sensitive to downturns in the economy and the corresponding impact on discretionary spending. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, job losses and the resultant rising unemployment rate, perceived or actual disposable consumer income and wealth, and changes in consumer confidence in the economy, could significantly reduce customer demand for craft beer. Furthermore, our consumers may choose to replace our products with the fuller-flavored national brands or other more affordable, although we believe, lower quality, alternatives available in the market. Any such decline in consumption of products we may offer in the future would likely have a significant negative impact on our operating results.

10.            Changes in consumer preferences or public attitudes about alcohol could decrease demand for our products.

If consumers were unwilling to accept our products or if general consumer trends caused a decrease in the demand for beer, including craft beer, it would adversely impact our sales and results of operations. There is no assurance that the craft brewing segment will continue to experience growth in future periods. If the markets for wine, spirits or flavored alcohol beverages continue to grow, this could draw consumers away from the beer industry in general and our products specifically and have an adverse effect on our sales and results of operations. Further, the alcoholic beverage industry has become the subject of considerable societal and political attention in recent years due to increasing public concern over alcohol-related social problems, including drunk driving, underage drinking and health consequences from the misuse of alcohol. As an outgrowth of these concerns, the possibility exists that advertising by beer producers could be restricted, that additional cautionary labeling or packaging requirements might be imposed or that there may be renewed efforts to impose, at either the federal or state level, increased excise or other taxes on beer sold in Canada and the United States. If beer in general were to fall out of favor among domestic consumers, or if the domestic beer industry were subjected to significant additional governmental regulation, it would likely have a significant adverse impact on our financial condition, operating results and cash flows.

11.            We are subject to governmental regulations affecting our business.

Provincial and local laws and regulations govern the production and distribution of beer, including permitting, licensing, trade practices, labeling, advertising and marketing, distributor relationships and various other matters. A variety of provincial and local governmental authorities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. Certain actions undertaken by us may cause governmental authorities to revoke its license or permit, restricting our ability to conduct business. One or more regulatory authorities could determine that we have not complied with applicable licensing or permitting regulations or have not maintained the approvals necessary for us to conduct business within our jurisdiction.  If operations were unavailable or unduly delayed, or if any permits or licenses that we may obtain were to be revoked, our ability to conduct business may be disrupted, which would have a material adverse effect on our financial condition, results of operations and cash flows.

12.            The craft beer business is seasonal in nature, and we are likely to experience fluctuations in results of operations and financial condition.

Sales of craft beer products are somewhat seasonal, with the first and fourth quarters historically being lower and the rest of the year generating stronger sales. Sales volume may also be affected by weather conditions and selling days within a particular period. If an adverse event such as a regional economic downturn or poor weather conditions should occur during the second and third quarters, the adverse impact to our revenues would likely be greater as a result of the seasonal business.

13.            Changes in laws regarding distribution arrangements may adversely impact our operations.

Governmental authorities may enact legislation that significantly alters the competitive environment for the beer distribution industry. Any such change in the competitive environment could have an adverse effect on our future sales and results of operations.

14.            We may experience a shortage of kegs necessary to test recipes and distribute draft beer.

We test recipes and distribute our draft beer in kegs that are owned by us as well as leased from a third-party vendor. During periods when we experience stronger sales, we may need to rely more on leased kegs from third-party vendors to address the additional demand. If shipments of draft beer increase, we may experience a shortage of available kegs to fill sales orders. If we cannot meet our keg requirements through either lease or purchase, we may be required to delay some draft shipments. Such delays could have an adverse impact on sales and our relationships with wholesalers.

15.            We are currently focused on the brewing, selling and marketing of a single brand of craft beer. Our advertising and promotional investments may not be effective.

Our craft beer efforts are currently focused on a single brand of craft beer, Broken7.  The brewing, distributing and selling of a new craft beer is extremely risky. We can provide investors with no assurance that Broken7 will ever establish itself in the marketplace nor can we provide any assurance that we will ever establish profitable operations.  Few brands of craft beer are ever ultimately profitable and seldom result in successful brands. We have made, and expect to continue to make, significant advertising and promotional expenditures to enhance our brand. These expenditures may not result in higher sales volume and may adversely affect the Company's results of operations in a particular quarter or even for the full year. Furthermore, we can provide investors no guarantee that these expenditures will be effective in building brand equity or growing long-term sales. If our advertising and promotional investments fail, any money spent on brand development would be lost, which may have a material adverse effect on the Company's results of operations, cash flows and financial position.

16.            We may fail in our efforts to develop, test, and bring to market new line extensions for Broken7.

We currently test brew different beer recipes to evaluate drinker interest through our manufacturing and distribution agreement with CBB.  We can provide investors with no assurance that these recipes will appeal to consumers nor can we provide assurance that they will ever be produced commercially. Very few recipes of craft beer ever ultimately reach the commercial development stage. If we fail in our efforts to develop, test, and bring to market new line extensions for Broken7, any money spent on development would be lost, which may have a material adverse effect on the Company's results of operations, cash flows and financial position.

17.            We may not be able to compete with current and potential craft beer companies, most of whom have greater resources and experience than we do in developing craft beer brands.  As a result, we may fail in our ability to develop our business.

The craft beer business is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with established or new beer companies which may have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to establish, maintain or expand our business.

18.            Both of our officers and directors own and operate competing craft beer businesses.  Their other activities may involve a conflict of interest with regard to business opportunities for our company.

Our officers and directors are not required to work exclusively for us.  In fact, both of our officers and directors own and operate other craft beer companies.  Therefore, it is possible that a conflict of interest with regard to them presenting business opportunities to our Company may occur.  Also, due to the competitive nature of the craft beer business, the potential exists for conflicts of interest to occur from time to time that may adversely affect our business interests.  Both of our officers and directors may have a conflict of interest in helping us identify and access to markets, personnel, investments or other business opportunities that the other companies they own may have an interest.  As a result, a business opportunity that may benefit our business may not be brought to our attention as that opportunity may be presented to one of their other companies.

19.            Since our officers and directors work part-time for other companies, their other activities for those other companies may involve a conflict of interest with regard to the amount of time they dedicate to our business.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations.   Therefore, it is possible that a conflict of interest with regard to their time may arise based on their work for such other companies.  Their other activities may prevent them from devoting time to our operations, which could slow our operations and may reduce our financial results because of the slowdown in operations.  It is expected our principal executive officer will devote approximately thirty hours per week to our operations on an ongoing basis, and when required will devote additional hours.

20.            Because we have not yet adopted a code of ethics, our stockholders may have limited protections against wrongdoing and unethical conduct by our senior officers.

We have not as yet adopted a code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as required by the Sarbanes-Oxley Act of 2002 due to our small size and limited resources.

A "code of ethics" is a written standard that are reasonably designed to deter wrongdoing and to promote:

·	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
·	full, fair, accurate, timely and understandable disclosure in reports and documents that the public company files with, or submits to, the SEC and in other public communications made by the company;
·	compliance with applicable governmental laws, rules and regulations;
·	prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
·	accountability for adherence to the code.

The absence of such code of ethics may result in less protection against unethical conduct, conflicts of interest, compliance, reporting and similar matters that could adversely affect our business and operations.

21.            Our principal shareholders own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our principal shareholders who are also our only officers and directors beneficially own collectively approximately 89.33% of our outstanding common stock if they would exercise the warrants held by them. As a result, these shareholders will have the ability to control substantially all matters submitted to our stockholders for approval including:

·	election of our board of directors;
·	removal of any of our directors;
·	amendment of our Articles of Incorporation or bylaws; and
·	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership, our principal shareholders are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, it is possible for our principal shareholders may sell or otherwise dispose of all or a part of their shareholdings which could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. The controlling shareholders' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

22.            We have two employees, our principal executive officer, who will work approximately thirty hours per week on our business and a full-time promotional representative.  Consequently, we may not be able to monitor our operations and respond to matters when they arise in a prompt or timely fashion.  Until we have additional capital or generate more than limited revenue, we will have to rely on consultants and service providers, which will increase our expenses and increase our losses.

We have two employees, our principal executive officer, who will work on our business thirty hours per week and a full-time promotional representative. We have a limited ability to monitor our operations, as well as a limited ability to respond to inquiries from third parties, such as regulatory authorities or potential business partners. Though we may rely on third party service providers, such as accountants and lawyers, to address some of our matters, until we raise additional capital or generate more than limited revenue, we will have to rely on consultants and third party service providers to monitor our operations, which will increase our expenses and may have a negative effect on our results of operations.

RISK FACTORS RELATING TO OUR COMMON STOCK

23.            We may, in the future, issue additional common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $.0001 per share, of which 9,713,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

24.            Our principal shareholders may decide to sell their shares in the Company, reducing the price you may receive upon a sale.

Our principal shareholders, who are also our only officers and directors, beneficially own approximately 89.33% of our outstanding common stock.  If and when they sell their shares in the market, such sales by our principal shareholders within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.

25.            Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

26.            Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

27.            Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop and if a market develops it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. There can be no assurances as to whether:

·	any market for our shares will develop;
·	the prices at which our common stock will trade; or
·
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Prices for our common stock will be determined in the marketplace, are likely to fluctuate significantly and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

28.            If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, shortened the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and removed the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over-the-Counter Bulletin Board is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the Over-The-Counter Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

29.            We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a public company, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees, and two officers and directors. As we engage in the development of our business, hire employees and consultants, our current design for internal control over financial reporting may not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

30.            Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

None of our directors are independent and we do not currently have audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

31.            The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 are substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public company subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees including for accounting, legal and other expenses related to annual and quarterly reports and proxy statements and other SEC filings. We estimate that these costs will range up to $141,000 per year for the next few years and will be higher if our business activity increases. As a result, we may not have sufficient funds to grow our operations.

32.            We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:
·	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
·
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

·	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
·
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

33.            Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

THE OFFERING

This prospectus relates to the offering by us of up to 1,000,000 shares of common stock at a fixed price of $0.10. We intend for our common stock to be sold by our officers and directors who will not be paid any commissions for such sales. There is no minimum amount of securities that must be sold and therefore no minimum amount of proceeds, if any, will be raised. The offering will terminate on the sale of all of the 1,000,000 shares being offered pursuant to this prospectus, unless earlier terminated by our board of directors in its sole discretion.

This prospectus also relates to the resale, from time to time, of up to (a) 1,045,000 shares of our common stock issued and outstanding, and (b) (i) 280,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.15 per share, (ii) 130,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.20 per share, (iii) 730,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.25 per share, (iv) 320,000 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.30 per share, (v) 322,500 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.35 per share, (vi)  322,500 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.40 per share and (vii)  257,500 shares of common stock are issuable upon the exercise of warrants with an exercise price of $0.45 per share.

Other than (a) 125,000 shares of our common stock issued and outstanding, (b) 125,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.15 per share and (c) 125,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.25 per share, which shares and warrants, were issued pursuant to a service agreement, the sale of shares were issued in private offerings pursuant to subscription agreements to eleven non-U.S. persons and two U.S. persons pursuant to Regulation S of the Securities Act of 1933, as amended.

The issuances of the shares of common stock and warrants were made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

USE OF PROCEEDS

Our offering of up to 1,000,000 shares is being made on a self-underwritten basis. There is no minimum offering amount. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% respectively, of the securities offered for sale. There is no assurance that we will raise the full $100,000 as anticipated.

	$25,000	$50,000	$75,000	$100,000
Accounting fees and expenses	$1,500	$1,500	$1,500	$1,500
Legal fees and miscellaneous expenses	$10,000	$10,000	$10,000	$10,000
Net proceeds	$13,500	$38,500	$63,500	$88,500

The net proceeds will be used for :
General & Administrative	$13,500	$27,000	$40,500	$54,950
Brand Marketing	$0	$5,750	$11,500	$16,775
Brand Sales	$0	$5,750	$11,500	$16,775

The above amounts are estimated costs for the next 12 months.

We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders. However in the future we may receive up to $704,250 in additional proceeds upon the exercise of the outstanding warrants.

We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued to them under the Exchange Agreement. They may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of November 10, 2016, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares that the selling stockholders may offer and sell from time to time under this prospectus and the number of shares which the selling stockholders would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 3,608,000 shares of our common stock outstanding as of April 19, 2016.

None of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the selling stockholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates, except that Luc Brisset is the brother of Pol Brisset, the Company's former principal executive officer, and current Secretary and director, and Charlie Langlois is the wife of Stephane Pilon, the Company's current President and CEO. The selling stockholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholder	Beneficial Ownership Before the Offering	Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage of Ownership After the Offering
Hayden Fisher	390,000(1)	390,000(1)	0	-
RKO Holdings, Ltd. (2)	367,500(3)	367,500(3)	0	-
Charlie Langlois	150,000(4)	150,000(4)	0	-
Luc Brisset	150,000(4)	150,000(4)	0	-
Matthieu Desbiens	135,000(5)	135,000(5)	0	-
Patrick Boulanger	135,000(5)	135,000(5)	0	-
Sandberg International Limited (6)	375,000(7)	375,000(7)	0	-
James Lagan	390,000(8)	390,000(8)	0	-
Barinder Johal	418,000(9)	418,000(9)	0	-
Jason Gauvin	435,000(10)	435,000(10)	0	-
Pavan Phagura	120,000(11)	120,000(11)	0	-
Kevin Ralla	195,000(12)	195,000(12)	0	-
Nikhil Jha	225,000(13)	225,000(13)	0	-
Terry Uppal	373,900(14)	373,900(14)	0	-
Mei Ling Liu	340,000(15)	340,000(15)	0	-

(1)
Includes (i) 97,500 shares of common stock issued and outstanding, (ii) 97,500 shares issuable upon the exercise of warrants at $0.35 per share; (ii) 97,500 shares issuable upon the exercise of warrants at $0.40 per share; and (iii) 97,500 shares issuable upon the exercise of warrants at $0.45 per share.

(2)	David Jenkins, President of RKO Holdings, Ltd. ("RKO"), has sole voting and investment power over the shares held by RKO.
(3)
Includes (i) 157,500 shares of common stock issued and outstanding, (ii) 105,000 shares issuable upon the exercise of warrants at $0.15 per share and (iii) 105,000 shares issuable upon the exercise of warrants at $0.25 per share.

(4)
Includes (i) 50,000 shares of common stock issued and outstanding, (ii) 50,000 shares issuable upon the exercise of warrants at $0.15 per share and (iii) 50,000 shares issuable upon the exercise of warrants at $0.25 per share.

(5)
Includes (i) 45,000 shares of common stock issued and outstanding, (ii) 45,000 shares issuable upon the exercise of warrants at $0.15 per share and (iii)45,000 shares issuable upon the exercise of warrants at $0.25 per share.

(6)	Patrick Wong, President of Sandberg, has sole voting and investment power over the shares held by Sandberg.
(7)
Includes (i) 125,000 shares of common stock issued and outstanding, (ii) 125,000 shares issuable upon the exercise of warrants at $0.15 per share and (iii) 125,000 shares issuable upon the exercise of warrants at $0.25 per share.

(8)
Includes (i) 130,000 shares issued and outstanding, (ii) 130,000 issuable upon the exercise of warrants at $0.20 per share and (iii) 130,000 shares issuable upon the exercise of warrants at $0.25 per share.

(9)
Includes (i) 148,000 shares issued and outstanding, (ii) 135,000 issuable upon the exercise of warrants at $0.25 per share and (iii) 135,000 shares issuable upon the exercise of warrants at $0.30 per share.

(10)
Includes (i) 145,000 shares issued and outstanding, (ii) 145,000 issuable upon the exercise of warrants at $0.25 per share and (iii) 145,000 shares issuable upon the exercise of warrants at $0.30 per share.

(11)
Includes (i) 40,000 shares issued and outstanding, (ii) 40,000 issuable upon the exercise of warrants at $0.25 per share and (iii) 40,000 shares issuable upon the exercise of warrants at $0.30 per share.

(12)
Includes (i) 65,000 shares issued and outstanding, (ii) 65,000 issuable upon the exercise of warrants at $0.35 per share and (iii) 65,000 shares issuable upon the exercise of warrants at $0.40 per share.

(13)
Includes (i) 75,000 shares issued and outstanding, (ii) 75,000 issuable upon the exercise of warrants at $0.35 per share and (iii) 75,000 shares issuable upon the exercise of warrants at $0.40 per share.

(14)
Includes (i) 118,900 shares issued and outstanding, (ii) 85,000 shares issuable upon the exercise of warrants at $0.35 per share, (ii) 85,000 shares issuable upon the exercise of warrants at $0.40 per share and (iii) 85,000 shares issuable upon the exercise of warrants at $0.45 per share.

(15)
Includes (i) 85,000 shares issued and outstanding, (ii) 85,000 shares issuable upon the exercise of warrants at $0.35 per share, (ii) 85,000 shares issuable upon the exercise of warrants at $0.40 per share and (iii) 85,000 shares issuable upon the exercise of warrants at $0.45 per share

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma as adjusted net tangible book value per share of common stock immediately after completion of this offering.

Our historical net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value at August 31, 2016 was $($5,993), or $(0.0006) per share.

After giving effect to the sale of 1,000,000 shares of common stock by us at the public offering price of $0.10 per share, which fixed price of $0.10 has been arbitrarily determined as the selling price, and after deducting estimated offering expenses payable by us, our pro forma net tangible book value at August 31, 2016 would have been approximately $82,507, or $0.0077 per share. This would represent an immediate increase in the net tangible book value of $0.0083 per share to existing stockholders and an immediate dilution of $0.93 per share to investors in this offering.

The following table illustrates this dilution:

Assumed public offering price per share	$0.10
Historical net tangible book value per share at August 31, 2016	$0.0006
Increase in pro forma net tangible book value per share attributable to new investors in this offering	$0.0083
Pro forma net tangible book value per share immediately after this offering	$0.007
Dilution in pro forma net tangible book value per share to new investors in this offering	$0.93

PLAN OF DISTRIBUTION

We have 9,713,000 shares of common stock issued and outstanding as of the date of this prospectus. We are offering up to 1,000,000 shares of common stock for sale at the price of $0.10 per share. Effective July 24, 2014, we received approval from FINRA under the symbol "BBII" (formerly "BOIG") for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board. However, a market has not yet developed.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

We will sell the 1,000,000 shares of common stock and do not plan to use underwriters or pay any commissions. We will be selling our common stock using our best efforts and no one has agreed to buy any of our common stock. This prospectus permits our officers and director to sell the common stock directly to the public, with no commission or other remuneration payable to them for any common stock they may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common stock with a broker or dealer. Our officers and directors will sell the common stock.

The Company's shares of common stock may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will be deposited into escrow, trust or another similar arrangement.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned to the subscriber, without interest or deduction.

The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

·	ordinary brokers' transactions;
·	transactions involving cross or block trades;
·	through brokers, dealers, or underwriters who may act solely as agents;
·	"at the market" into an existing market for the common stock;
·	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
·	in privately negotiated transactions; or
·	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

We know of no existing arrangements between the selling stockholders, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

With certain exceptions, Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws. You should also refer to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part before you make an investment decision with respect to our shares of common stock.

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001per share, and no shares of preferred stock.  As of November 10, 2016, 9,713,000 shares of common stock were issued and outstanding.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

Warrants

On August 12, 2014, in connection with the closing of our private offering pursuant to Regulation S, we issued Class A Warrants to purchase an aggregate of 550,000 shares of our common stock at an exercise price of $0.15 per share which expire on June 1, 2019 and Class B Warrants to purchase an aggregate of 550,000 shares of our common stock at an exercise price of $0.25 per share which expire on June 1, 2020.

On November 10, 2014, in connection with our Service Agreement for investor relations services, we issued Class A Warrants to purchase an aggregate of 125,000 shares of our common stock at an exercise price of $0.15 per share which expire on June 30, 2019 and Class B Warrants to purchase an aggregate of 125,000 shares of our common stock at an exercise price of $0.25 per share which expire on June 30, 2020.

On January 9, 2015, in connection with the closing of our private offering pursuant to Regulation S, we issued Class A Warrants to purchase an aggregate of 130,000 shares of our common stock at an exercise price of $0.20 per share which expire on January 9, 2020 and Class B Warrants to purchase an aggregate of 130,000 shares of our common stock at an exercise price of $0.25 per share which expire on January 9, 2020. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The Warrants are subject to adjustment in certain events such as stock dividends, stock splits and other similar events.

On February 27, 2015, in connection with the closing of our private offering pursuant to Regulation S, we issued Class A Warrants to purchase an aggregate of 135,000 shares of our common stock at an exercise price of $0.25 per share which expire on February 17, 2020 and Class B Warrants to purchase an aggregate of 135,000 shares of our common stock at an exercise price of $0.30 per share which expire on February 17, 2020. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The Warrants are subject to adjustment in certain events such as stock dividends, stock splits and other similar events.

On May 15, 2015, in connection with the closing of our private offering pursuant to Regulation S, we issued Class A Warrants to purchase an aggregate of 140,000 shares of our common stock at an exercise price of $0.25 per share which expire on May 6, 2020 and Class B Warrants to purchase an aggregate of 130,000 shares of our common stock at an exercise price of $0.30 per share which expire on May 6, 2020. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The Warrants are subject to adjustment in certain events such as stock dividends, stock splits and other similar events.

On August 10, 2015, in connection with the closing of our private offering pursuant to Regulation S, we issued Class A Warrants to purchase an aggregate of 65,000 shares of our common stock at an exercise price of $0.35 per share which expire on August 7, 2020 and Class B Warrants to purchase an aggregate of 65,000 shares of our common stock at an exercise price of $0.40 per share which expire on August 7, 2020. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The Warrants are subject to adjustment in certain events such as stock dividends, stock splits and other similar events.

On November 13, 2015, in connection with the closing of our private offering pursuant to Regulation S, we issued Class A Warrants to purchase an aggregate of 75,000 shares of our common stock at an exercise price of $0.35 per share which expire on October 16, 2020, Class B Warrants to purchase an aggregate of 75,000 shares of our common stock at an exercise price of $0.40 per share which expire on October 16, 2020, and Class C Warrants to purchase an aggregate of 75,000 shares of our common stock at an exercise price of $0.45 per share which expire on October 16, 2020. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The Warrants are subject to adjustment in certain events such as stock dividends, stock splits and other similar events.

On December 22, 2015, in connection with the closing of our private offering pursuant to Regulation S, we issued 267,500 shares, Class A Warrants to purchase an aggregate of 267,500 shares of our common stock at an exercise price of $0.35 per share which expire on November 16, 2020, Class B Warrants to purchase an aggregate of 267,500 shares of our common stock at an exercise price of $0.40 per share which expire on November 16, 2020, and Class C Warrants to purchase an aggregate of 267,500 shares of our common stock at an exercise price of $0.45 per share which expire on November 16, 2020. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The Warrants are subject to adjustment in certain events such as stock dividends, stock splits and other similar events.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated under the laws of the State of Florida on May 11, 2010 under the name Benefit Solutions Outsourcing Corp. The Company was initially formed to offer small and medium-sized businesses services that reduced invoicing expenses, sped up receipt of monies, and allowed authorization and recovery of paper drafts.

On May 19, 2011, the Company amended its Articles of Incorporation to provide for a 17 for 1 forward stock split, and to change the name of the Company to "Buckeye Oil & Gas, Inc.". In connection therewith, the Company changed the business of the Company to oil and gas exploration.

On June 2, 2011, Jamie Mills, the then principal shareholder of the Company sold  329,000 shares  to Ravi Dhaddey and 51,000 shares to Pol Brisset which shares represented approximately 65% of the issued and outstanding share capital of the Company on a fully-diluted basis at that time.  In connection with such purchase, Mr. Mills cancelled the other 1,150,000 shares in the Company which he had owned.

On June 23, 2011, the Company entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of Buckeye Canada, a private Canadian company incorporated in Alberta, Canada and owned by Pol Brisset, the Company's former principal executive officer, and current Secretary and director, for $400,000, which was paid by the issuance of 10,000 shares of common stock of the Company to Pol Brisset. As a result, Buckeye Canada became a wholly-owned subsidiary of the Company.

Buckeye Canada's sole asset was certain drilling rights granted pursuant to the Farmout Agreement with Luxor dated May 12, 2011.  The Company funded its portion of the drilling of a well on two properties under the Farmout Agreement. Due to the lack of production from the wells and as a result of financial limitations of Luxor and the Company, the Company has determined that it would no longer fund the Farmout Agreement and has abandoned its interests in the properties subject to the Luxor Farmout Agreement.

Effective July 8, 2013, the Company approved a reverse split of its issued and outstanding shares of common stock on the basis of 1 post consolidation share for each 100 pre-consolidation shares.

On April 4, 2014, the Company entered into the Asset Purchase Agreement with Scenario A to purchase all of its assets relating to "Broken7", a craft beer to be brewed in Montreal, Quebec, Canada, for a purchase price of $25,000. The Asset Purchase Agreement relates to the Broken7 trademark and recipe only.  No other assets were acquired.  $12,500 was paid at closing and $12,500 was to be paid 60 business days after the closing date of April 7, 2014.  By letter agreement dated July 16, 2014, the parties agreed to extend the date on which the second payment of $12,500 was due to August 15, 2014.  The Company made the final installment of $12,500 to Scenario A on August 14, 2014.

Effective July 24, 2014, the Company changed its state of incorporation from Florida to Nevada and its name from "Buckeye Oil & Gas, Inc." to "Brisset Beer International, Inc." by the merger of Buckeye Oil & Gas, Inc. with and into its wholly-owned subsidiary, Brisset Beer International, Inc.

Until April 2014, the Company was engaged in the acquisition and exploration of oil and gas properties.  Since entering into the Asset Purchase Agreement with Scenario A in April 2014, the Company has abandoned its interests in its two oil and gas properties and is principally engaged in the development of a brewing, distribution and marketing of craft-brewed beer business in the province of Quebec, Canada. Our craft beer consists of a single brand known as Broken7, which we distribute to private retail stores, grocery chains and on-premise accounts across Quebec, Canada.

On November 10, 2014, the Company entered into a Service Agreement with Sandberg International Limited to provide investor relations for the Company. For such services, Sandberg International receives $500 per month, and on November 10, 2014, was issued 125,000 shares of common stock of the Company, Class A warrants to purchase 125,000 shares of common stock exercisable at $0.15 per share and a Class B warrant to purchase 125,000 shares of common stock exercisable at $0.25 per share.  The agreement shall continue until either party notifies the other that it desires to terminate the agreement on 30 days' written notice.

On December 2, 2014 BBII, entered into a five-year manufacturing and distribution agreement with Blue Spike pursuant to which Blue Spike has the exclusive right to manufacture, distribute and sell BBII's Broken7 beer in certain designated networks in the following Canadian provinces and U.S. states: Newfoundland, Prince- Edward Island, New Brunswick, Nova Scotia, Quebec, Ontario, Maine, New Hampshire, Vermont, New York, Massachusetts, Connecticut, Rhode Island, New Jersey, Pennsylvania, Ohio, Michigan, Illinois, Indiana, Kentucky, West Virginia, Virginia, Washington DC, Delaware, Maryland. The Company granted Blue Spike a right of first refusal to act as exclusive agent for the distribution and sale of its products in other new territories.

Subject to Blue Spike's approval, the Company may sell products manufactured by Blue Spike in the Company's own distribution network. Products sold within the Company's own distribution network are subject to higher margins for the Company.  The Company is responsible, at its expense, for the marketing and promotion of Broken7, and has agreed to invest 25% of the gross margin of its products for marketing and advertising.

The Company granted Blue Spike a right of first refusal if the Company sells or transfers all or a portion of its rights in its brands. If the Company is sold during the term of the agreement, the Company is obligated to pay Blue Spike 2.5% of the purchase price for every $250,000 of product sales, up to $5 million but not to exceed 50% of the sale price. The agreement also provides for various payment returns to Blue Spike if the Company is sold when the agreement is no longer in effect, depending on when and why the agreement is no longer in effect. The agreement will automatically renew for an additional five-year term unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the initial term.

On April 1, 2016, BBII amended the manufacturing and distribution agreement with Blue Spike to clarify certain of the business terms regarding the margins, pricing and distribution networks.

On November 8, 2016, BBII further amended the manufacturing and distribution agreement with Blue Spike to provide that every three months, commencing October 1, 2016, the Company will issue to Blue Spike, or an affiliate of Blue Spike, that number of shares of common stock equal to (a) 5% of the gross amount of sales of all products of the Company sold by Blue Spike during said three-month period divided by (b) the highest volume weighted average of the per share price during the 45 trading days prior to the end of the applicable quarter. The amendment also provides for the issuance of 150,000 shares of common stock to be issued to an affiliate of Blue Spike as bonus shares for Blue Spike entering into the amendment.

On March 1, 2015, BBII entered into the CBB Agreement with CBB, a specialty brewer, to help bring to market and test new line extensions for beer brands owned by the Company.  The CBB Agreement grants CBB the right to manufacture Broken7 beer in accordance with certain minimum and production capacities set forth in the Agreement. Proceeds, if any, from the sale of BBI products will be retained by CBB as compensation for its services.  Unless earlier terminated by BBII's bankruptcy, insolvency or sale of its business or assets or the gross misconduct or negligence of CBB, the Agreement will automatically renew for an additional five-year term unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the initial term.

Our corporate headquarters are located at 370 Guy Street, Suite G9, Montreal, Quebec, Canada, H3J 1S6 and our telephone number is (514) 906-6851.

Business Description

Industry Background

Based on the most recent data available from the Government of Canada's Department of Agriculture and Agri-food Canada, Canadian brewers today hold an 89% share of the domestic beer market. In 2012, 242 establishments were operating in Canada with the majority in Ontario (90), British Columbia (68) and Quebec (49). The industry generated revenues of $4.9 billion, and employed 9,081 people. Sales of beer in Canada totaled 2.3 billion litres in 2013, with 2.0 billion litres representing Canadian beer. The beer industry is dominated by three major multinational companies who control approximately 90% of retail sales. Given the growing consumer interest in international beer selection, the industry is a net importer of beer, with imports amounting to $671.2 million in 2014 and exports of $215.4 million in the same year. The United States accounts for 96% of exports and the majority of imports come from the United States (25%), followed by the Netherlands (19%), Mexico, Belgium, and the United Kingdom.  Between 2004 and 2012, sales of goods manufactured by the Canadian beer industry increased 11.6% from $4.4 billion to $4.9 billion. During the same period, exports of beer declined at an average annual rate of 4.1%, imports had an average annual growth rate of 6.8%. Imports as a percentage of the domestic market increased slightly from 8% in 2004, up to 11.4% in 2012. In 2012, direct employment returned to 2004 levels with just over 9,000 employees. In recent years the craft beer industry has experienced resurgence. Even as per capita beer consumption dropped, sales and consumption of craft beers have been on the rise.

According to the 2015 Annual Statistical Bulletin released from Beer Canada, a voluntary trade association based in Ottawa, Ontario, in 2014 Canadians enjoyed over 22 million hectolitres (hL) of beer. Canadian beer accounts for 84% of this figure, totaling 18,944,275 hL, a decrease of 1.2% compared to 2013. Imported beer sales increased by 3.7% in 2014 to a total of 3,571,558 hL. Since 2009 the Canadian beer category has declined by 795,295 hL or 3.4%. The number of licensed breweries in Canada has risen almost 70% over the past five years to 520 operating in 2014. Over half of these breweries make their products in Ontario and Québec. For years the Canadian beer industry has held an impressive environmental record in terms of brewing plant operations and control of packaging. An average of 99% of beer bottles are returned in Canada. Increasing can sales show the container rose to a 51.1% share of the domestic packaged beer market in 2014. Draught sales grew slightly by 0.20% and bottle sales fell 3.8%. Total (domestic + imported) wine sales increased by 2.2% between 2013 and 2014. Coolers and spirit sales increased by 0.5% and 0.2% respectively. Consumer Price Index figures from Statistics Canada show Canada's overall inflation in 2014 rose by 2.0%. In the beverage alcohol category, beer and spirits prices rose while wine prices fell. Retail prices for beer and spirits increased 1.1% and wine prices decreased 0.2%. Domestic consumption of Canadian and imported beer in 2014 stood at 64.35 litres per person based on total population. At the provincial level, per capita consumption is highest in Newfoundland at 79.39 litres. Québec and Alberta have the second and third highest per capita consumption at 72.27 and 68.15 litres respectively.

According to the latest statistics from the Brewers Association, U.S., craft beer sales volume increased 12.8% to 24.1 million barrels of beer in 2015 over2014, reaching 12.2% of the total market share of beer sales.  The craft beer market reached $22.3 billion, which represents dollar sales growth of 16% in 2015 over 2014.  In terms of U.S. beer production volume, craft beer increased 13% in 2015 over 2014, and the number of craft breweries increased 18.1% to 4,225 in 2015 over 2014.

Small and independent American craft brewers also contributed $55.7 billion to the U.S. economy in 2014.. The figure is derived from the total impact of beer brewed by craft brewers as it moves through the three-tier system (breweries, wholesalers and retailers), as well as all non-beer products like food and merchandise that brewpub restaurants and brewery taprooms sell.

According to the Brewers Association, an industry association, the craft beer industry in the U.S. also provided more than 424,000 jobs, with more than 115,000 jobs directly at breweries and brewpubs, including serving staff at brewpubs.

Business Strategy

We brew, market and sell a craft beer brand called Broken7, which is brewed in Quebec, Canada.  Craft beer is defined as a beer with a distinctive flavor, produced in small quantities and distributed in a particular region. Current Broken 7 product lineup includes Blonde Ale 500ml bottles, Blonde Ale 30L kegs, Blonde Ale 50L kegs, IPA 500ml bottles, IPA 30L kegs, IPA 50L kegs.

Community events to date include: Adidas Montreal, St. Patrick's Day Prohibition, St. Patrick's Day BierMarkt, Lancement Atelier Le Gymnase, BierMarkt Staff Party, Les Houblonneries, Broken 7 Takeover, Meat the Street, Exposition Jake Bannon Neon Stores & Broken 7, Portes Ouvertes Enterprises, Vernissage David Bicari, Brasserie Biere Brisset Spring Cleaning, Kick Off Party Les Princes, Tournois Les Princes, Surf Swap, Degustation chez Les Technologies Seedbox, 1er Juillet – Chez Dallaire & Broken 7.

Beer Festivals to date include: Mondial de la Biere, Festibere de Gatineau.

Broken 7 is the official beer of Ca Va Brasser for the 2016 season.  Ca Va Brasser is a TV show which profiles microbreweries in Quebec and is aired on the French-language television network, V.  As a cross promotion with Ca Va Brasser, Broken 7 created an exclusive, limited edition flavor of beer (Pale Ale) for sale in participating Metro stores across Quebec.

The central elements of our business strategy include:

·	Develop great tasting beers with vintage labels inspired by Kölsch Pilsners and American-style India Pale Ales.
·	Engage our contract brewer to produce, bottle, distribute, and label our Broken7 products, which allows us to focus on sales and marketing.
·	Target retail chains, grocery outlets, independent craft beer stores, and on-premise accounts.
·	Implement an aggressive retail distribution program focused on approximately 1,500 stores across Quebec.
·	Display and promote Broken7 in retail chains that make our products accessible to consumers.
·	Access independent craft beer stores and negotiate premium fridge shelf position to attract consumer attention.
·	Activate the brand in on-premise market campaigns.
·	Promote the brand through social media.
·	Participate in Quebec's beer festivals to promote the brand and connect with the target consumer.
·	Strategically price Broken7 products at a premium level to give the retailers stronger margins to push and create promotions.

Brand Overview

The naming of our flagship brand Broken7 is based on a sports analogy with the number 7 representing the seventh member of a sports team.  We market Broken7 to consumers by using the strong connections between the brewing and sports industries.

Broken7 Blonde Ale is an ale inspired by the Kölsch beers of Cologne, Germany.  It uses Pilsner toasted wheat, carafoam malt, and Halertau hops. We believe it is an easy drinking craft beer packaged with a vintage label that appeals to consumers.

Broken7 IPA is an India Pale Ale brewed in the American style.  It uses Cascade, Chinook, and Citra hops, and Canadian Two Row and Crystal 75 malts.  We believe that the result is a smooth and bitter IPA that is well-balanced, and full of character.  Like the Blonde Ale, it is packaged with a vintage label that we believe appeals to consumers.

Operations

Brewing Facilities

We do not intend to have our own brewery. Our strategy is to hire contract brewers.

On December 2, 2014, the Company entered into a manufacturing and distribution agreement with Blue Spike, which grants Blue Spike the exclusive right to manufacture and act as its agent to distribute and sell its Broken7 bottled beer products in certain designated Canadian provinces and nineteen states in the U.S.

On March 1, 2015, the Company entered into a manufacturing and distribution agreement with CBB to help bring to market and test new beer recipes. Proceeds, if any, from the sale of our beers are retained by CBB as compensation for its services.

On April 1, 2016, BBII amended the manufacturing and distribution agreement to clarify several sections of the agreement, include new Broken7 products, and include the updated BBII Margins for new Broken7 products.

We believe that by using contract brewers to produce, bottle, distribute, and label Broken7 bottled products, we will be able to reach initial sales much earlier and with less initial capital investment than if we had built our own brewing plant.  Hiring contract brewers has also allowed us to focus our efforts on sales and marketing of our brand.

Packaging

We currently sell Broken7 Blonde Ale in 500 milliliter bottles and 50-liter kegs.  We also sell Broken7 IPA in 500 milliliter bottles and we are testing new Broken7 recipes in 50-liter kegs.  In the future, we have plans to distribute Broken7 products in 473-milliliter cans.

Quality Control

We have in place a quality control panel that meets at the time each brew is complete. The panel tastes each batch to ensure we deliver the best beer we can. The panel consists of three experienced brewers, our president and a representative of the contract brewer.

Ingredients and Raw Materials

Broken7 Blonde Ale is an ale inspired by the Kolsch beers of Cologne Germanyand uses Pilsner toasted wheat, carafoam malt, and Halertau hops. Broken7 IPA is an American-style India Pale Ale that uses Cascade, Chinook, and Citra hops and Canadian Two Row and Crystal 75 malts.  The Company has contracted out services to a contract brewer who is responsible for acquiring the ingredients and raw materials for the two beers we sell. The Company has also contracted out services to another contract brewer who is responsible for acquiring the ingredients and raw materials and for the recipes that we test.

Distribution

In the province of Quebec the distribution system is direct from the brewery to the retailer. With limited exceptions, all brewers in the United States are required to sell their beers to independent wholesalers, who then sell the beers to retailers. The Company contracts out services to Blue Spike for brewing, labeling and distribution of our bottled products and kegs.  Blue Spike delivers beer to vendors on behalf of the Company, collects the proceeds from sale, and then pays the Company the respective commission.  Broken7 is currently sold in Quebec, Canada.

Sales and Marketing

We have five main marketing programs for Broken7.

Online. We believe that our online communications program increases Broken7's visibility to consumers.  The purpose of the online communication program is to direct consumers to the Broken7 website. The address of our website is www.brissetbeer.com. The website includes a store locator that informs consumers of the closest retailer that carries Broken7. The website also hosts an online shop that offers t-shirts, hats, glasses and many other branded materials. We also use social media to communicate information, events, pictures, videos and other brand relevant information to consumers.

Events. We promote Broken7 at on-premise events such as "happy hour" where consumers and on-premise staff will have the opportunity to learn and sample Broken7 products.  In addition, we participate in Quebec's major beer festivals in order to directly connect with consumers to build brand awareness and consumer relationships.

Ambassador Program. We have established relationships with key influencers in the province of Quebec to represent the spirit of the brand.  Key influencers are individuals who attend industry events and promote the Broken7 brand at on-premise locations.

In-store promotion. The Company has contracted out services to a contract brewer who is responsible for brewing, bottling, labelling and distributing Broken7 bottled products and kegs. With the help of our contract brewer we distribute Broken7 in retail stores, in Quebec, Canada. Such stores may have periodic promotions such as in-store displays, contest promotions, and price incentives.

Test product promotion.  The Company has contracted out services to a contract brewer to help bring to market and test new recipes for Broken7 in 50 litre kegs.  With the help of our contract brewer we promote and test new recipes with our consumers to evaluate drinker interest.

Seasonality

Our sales generally reflect a degree of seasonality, with the first and fourth quarters exhibiting low sales levels compared to the second and third quarters.

Competition

We compete in the craft brewing market as well as in the much larger alcoholic beverage market, which encompasses domestic and imported beers, flavored alcohol beverages, spirits, wine and ciders.

The craft beer segment is increasingly competitive due to the proliferation of small craft brewers, including contract brewers, and the large number of products offered by such brewers. Craft brewers have also encountered more competition as their peers expand distribution. Competition also varies by regional market. Depending on the local market preferences and distribution, we expect to encounter strong competition from microbreweries, regional specialty brewers and several national craft brewers that include Sleeman Unibroue, McAuslan and Brasseurs du Nord. Because of the large number of participants and number of different products offered in this segment, the competition for packaged product placements and especially for draft beer placements has intensified. Also many brewers will have greater financial and other resources than we have. We believe our competitive advantages include attractive labeling and bottle design, social media communication, and promotional events where samples of Broken7 are made available.

We also compete against imported brands, such as Heineken, Corona Extra and Guinness which have significantly greater financial resources than we have. Although imported beers currently account for a greater share of the Canadian and U.S. beer market than craft beers, we believe that craft brewers possess certain competitive advantages over some importers, including lower transportation costs, no importation costs, proximity to and familiarity with local consumers, product freshness, eligibility for lower federal excise taxes and absence of currency fluctuations.

In response to the growth of the craft beer segment, many domestic national brewers have introduced fuller-flavored beers, including well-funded significant product launches in the wheat category. While these product offerings are intended to compete with craft beers, many of them are brewed according to methods used by these brewers in their other product offerings. The major national brewers, Molson Coors, Labatt, and Sleeman Breweries Ltd. have significantly greater financial resources than us and have access to a greater array of advertising and marketing tools to create product awareness. Although increased participation by national brewers increases competition for market share and can heighten price sensitivity within the craft beer segment, we believe that their participation may tend to increase advertising, distribution and consumer education and awareness of craft beers, and thus may ultimately contribute to further growth of this industry segment.

In the past several years, many major distilled spirits producers and national brewers have introduced flavored alcohol beverages in the higher-priced end of the malt beverage industry such as Smirnoff Ice and Mike's Hard Lemonade. We believe sales of these products, along with strong growth in the imported and craft beer segments of the malt beverage industry, contributed to an increase in the overall Canada and U.S. alcohol market. We believe that these products are particularly popular in regions and markets where we hope to we sell our products.

We also believe that the competitive environment in Canada and the U.S. is such that large domestic brewers are trying to grow market share by purchasing small craft breweries.

Regulation

Any craft brewed beer that we market and sell will be subject to government regulations in Canada.

Food and Drugs Act

Health Canada is responsible for establishing standards for the safety and nutritional quality of all foods sold in Canada. The department exercises this mandate under the authority of the Food and Drugs Act and pursues its regulatory mandate under the Food and Drug Regulations.

All health and safety standards under the Food and Drug Regulations are enforced by the Canadian Food Inspection Agency ("CFIA"). The CFIA is also responsible for the administration of non-health and safety regulations concerning food packaging, labeling and advertising.

The Food and Drug Regulations set out conditions regarding health, quality, composition and labeling requirements that would apply to breweries just as they would to other food and beverage manufacturers so that consumers will have confidence in the safety of the products they purchase.

The CFIA and the provincial liquor boards work together to ensure that alcoholic beverages, including beer, conform to Canadian safety standards (for alcohol content, toxins, etc.) under the Food and Drugs Act before being approved for sale in Canada.

Consumer Packaging and Labelling Act

The Consumer Packaging and Labelling Act, also enforced by the CFIA, requires that packaged foods either imported or made in Canada, must not bear any false or misleading information regarding their origin, quality, performance, net weight or quantity.

Mandatory Nutrition Labelling

On December 12, 2007, nutrition labelling became mandatory on most pre-packaged products. Exemptions (including beverages with an alcohol content of more than 0.5%) can be found in section [B.01.401(2)] of the Food And Drug Regulations. Products lose their exemption status if a health claim or nutrient content claim is made.

Agreement on Internal Trade

The Agreement on Internal Trade (under Chapter 10 - Alcoholic Beverages) has laid out a framework for non-discriminatory treatment of alcoholic beverages which has resulted in a number of inter-provincial trade barriers being addressed and efforts to avoid the creation of new barriers.

Importation of Intoxicating Liquors Act

Along with federal regulation, Canadian breweries are regulated provincially. This provincial authority stems from a federal statute, the Importation of Intoxicating Liquors Act, which requires that all liquor (including beer) imported into Canada be brought in through a provincial or territorial liquor board located within each province and territory in Canada. The provincial and territorial governments are also responsible for regulating and controlling the sale of liquor within their respective jurisdictions. Provincial and territorial governments, through their liquor control acts, issue licenses to brew or sell beer in their jurisdictions. Applications are available through provincial or territorial liquor control boards.

The provincial and territorial liquor boards collect federal and provincial duties and taxes on alcohol products, and then add their own mark-up prior to sale of the product. Advertising and marketing of beer are also closely controlled. However, these regulations vary between provinces and territories.

Most provinces in Canada have established minimum prices for all alcoholic beverages, including imports, to prevent the sale of alcohol at prices that would encourage over-consumption.

Excise Act

Taxes comprise both a federal excise duty, which is a federal levy imposed at the production stage on domestically-produced products such as spirits, beer and tobacco, and provincial ad valorem and volume taxes. These taxes and duties represent the single largest cost category to a brewing operation. Provincial sales tax and the federal goods and services tax are added at retail.

The federal excise tax system for alcoholic beverages presently in effect in Canada imposes duties on beer produced in Canada when it is shipped from the brewery to provincial liquor board warehouses or industry-owned stores. The excise duty on imported beer is calculated from the point where beer is imported and received into liquor board 'bonded' warehouses, but does not become due until the beer is shipped to the point of retail sale. This imposition point eliminates competitive distortions between domestic and imported beer, and between beer and other alcoholic beverages.

In Quebec, under the regulatory agency RACJ (regie d'alcool des courses et des jeux), a brewer's license includes the right to warehouse and distribute beer and to sell directly to licensed retailers such as on-premise accounts, retail and grocery chains.

We have a contract brewing agreement with a contract brewer.  The contract brewer assumes the responsibility to abide by all national and regional regulations.  Our management works with the contract brewer to ensure we are in compliance with all regulations.

Intellectual Property

We have obtained Canadian trademark registration on our flagship brand Broken7.  We hope to obtain trademark registration for Broken7 in other countries in the future.

We believe that our Broken7 brand has substantial value and is an important factor in the marketing of our products. We are not currently aware of any infringing uses that will affect the development of our business or any prior claim to the trademark that would prevent us from using our trademark in our business.

Employees

We currently have two employees, Stephane Pilon, who is a full-time employee, and one other part-time promotional representative. Our other officer and director provides planning and organizational services for us on a part time basis.

Subsidiaries

We have two wholly-owned subsidiaries: Buckeye Oil & Gas (Canada), Inc., incorporated in the province of Alberta, Canada and Biere Brisset International, Inc., incorporated in the province of Quebec, Canada.

DESCRIPTION OF PROPERTY

We do not own any real property. Our principal executive office is located at 370 Guy Street, Suite G9, Montreal, Quebec, H3J 1S6. We are able to use this office space free of charge as it is the office space we share with the offices of other businesses owned by our principal executive officer. Management believes that our office space is suitable for our current needs. We currently maintain offices on a shared basis at 8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada, 89123, which we lease for $150 per month on a month-to-month basis.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.  Our property is not the subject of any pending legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management's Discussion and Analysis contains not only statements that are historical facts, but also forward-looking statements which involve risks and uncertainties and assumptions. Because forward-looking statements are inherently subject to risks and uncertainties, our actual results may differ materially from the results discussed in the forward-looking statements. The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the audited financial statements and related notes elsewhere in this prospectus.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

·	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
·
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

·	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
·	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operation

Overview

Until April 2014 we were engaged in the acquisition and exploration of oil and gas properties.

We are currently engaged in developing our business to brew, distribute, market and sell a single brand of craft beer called Broken7.

Our initial plan is to brew, market and sell the craft beer in Quebec, Canada.  We hope in the future to expand the brand into Eastern Canada, with a focus on the province of Ontario and eventually market our product in the U.S., subject to obtaining sufficient funding and resources to develop and expand our business.

On December 2, 2014 the Company entered into a five-year manufacturing and distribution agreement with Blue Spike pursuant to which Blue Spike has the exclusive right to manufacture, distribute and sell BBII's Broken7 beer in certain designated networks in the following Canadian provinces and U.S. states: Newfoundland, Prince- Edward Island, New Brunswick, Nova Scotia, Quebec, Ontario, Maine, New Hampshire, Vermont, New York, Massachusetts, Connecticut, Rhode Island, New Jersey, Pennsylvania, Ohio, Michigan, Illinois, Indiana, Kentucky, West Virginia, Virginia, Washington DC, Delaware, Maryland. The Company granted Blue Spike a right of first refusal to act as exclusive agent for the distribution and sale of its products in other new territories.

Subject to Blue Spike's approval, the Company may sell products manufactured by Blue Spike in the Company's own distribution network. Products sold within the Company's own distribution network are subject to higher margins for the Company.  The Company is responsible, at its expense, for the marketing and promotion of Broken 7, and has agreed to invest 25% of the gross margin of its products for marketing and advertising.

The Company granted Blue Spike a right of first refusal if the Company sells or transfers all or a portion of its rights in its brands. If the Company is sold during the term of the agreement, the Company is obligated to pay Blue Spike 2.5% of the purchase price for every $250,000 of product sales, up to $5 million but not to exceed 50% of the sale price. The agreement also provides for various payment returns to Blue Spike if the Company is sold when the agreement is no longer in effect, depending on when and why the agreement is no longer in effect. The agreement will automatically renew for an additional five-year term unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the initial term.

On April 1, 2016, BBII amended the manufacturing and distribution agreement with Blue Spike to clarify certain of the business terms regarding the margins, pricing and distribution networks.

On November 8, 2016, BBII further amended the manufacturing and distribution agreement with Blue Spike to provide that every three months, commencing October 1, 2016, the Company will issue to Blue Spike, or an affiliate of Blue Spike, that number of shares of common stock equal to (a) 5% of the gross amount of sales of all products of the Company sold by Blue Spike during said three-month period divided by (b) the highest volume weighted average of the per share price during the 45 trading days prior to the end of the applicable quarter. The amendment also provides for the issuance of 150,000 shares of common stock to be issued to an affiliate of Blue Spike as bonus shares for Blue Spike entering into the amendment.

Results of Operations

Year Ended May 31, 2016 compared to the Year Ended May 31, 2015

Revenues

The Company recognized $49,848 in commission revenue for the year ended May 31, 2016, compared to $35,766 for the year ended May 31, 2015, which represented commissions paid to the Company under the Blue Spike manufacturing and distribution agreement. The increase in $14,082, or approximately 39%, for the year ended May 31, 2016 to May 31, 2015 was a result of revenue being booked in the first quarter of year ended May 31, 2016 versus zero revenue being booked in the first quarter for the year ended May 31, 2015

Net Loss

For the year ended May 31, 2016 our net loss was $112,863 compared to $122,397 for the year ended May 31, 2015.

Operating Expenses

Total operating expenses were $162,711 in the year ended May 31, 2016 compared to $158,163 in the year ended May 31, 2015.   Operating expenses for the year ended May 31, 2016 were $88,683 compared to $52,038 for the year ended May 31, 2015.  The increase in operating expenses was due to the hiring of a full time marketing employee and an increase to Stephan Pilon's employment agreement.  Operating expenses for the year ended May 31, 2016 comprised of advertising and promotion of $32,609 (2015 - $32,115), commissions of $850 (2015 - $2,635), management fee of $37,815 (2015 - $12,918), travel of $4,503 (2015 - $2,593), wages and benefits of $12,475 (2015 - $1,067) and miscellaneous of $431 (2015 - $710).  Professional fees and expenses were $37,252 in the year ended May 31, 2016 compared to $57,046 in the year ended May 31, 2015.  The higher professional fees in 2015 were the result of the Company incurring increased legal fees relating to its change of business and due to investor relations.  Office and sundry decreased slightly to $30,432 in the year ended May 31, 2016 from $34,580 in the year ended May 31, 2015.  The Company paid $4,538 in management and director fees during the year ended May 31, 2016 compared to 12,576 in the year ended May 31, 2015.  The higher fees in 2015 were due to the commencement of compensation paid to the Company's principal executive officer in November, 2014.

Three months ended August 31, 2016 compared to the three months ended August 31, 2015

Revenues

The Company recognized $11,398 of commission revenue, which represented commissions paid to the Company under the Blue Spike manufacturing and distribution agreement, and from sales of craft beer at festivals during the three months ended August 31, 2016 compared to $19,697 for the three months ended August 31, 2015.

Net Loss

For the three months ended August 31, 2016 our net loss was $35,771 compared to $14,991 for the three months ended August 31, 2015.

Operating Expenses

Total operating expenses for the three months ended August 31, 2016 were $31,264 compared to $18,947 for the three months ended August 31, 2015.  The increase in operating expenses in the three months ended August 31, 2016 compared to the three months ended August 31, 2015 was primarily due to the hiring of a full time marketing employee and an increase in to Stephan Pilon's employment agreement.  Operating expenses in the three months ended August 31, 2016 were comprised of advertising and promotion of $11,818 (2015 - $9,210), no commissions (2015 - $576), management fee of $10,404 (2015 - $7,429), travel of $1,621 (2015 - $918), miscellaneous of $0 (2015 - $91) and wages and benefits of $5,736 (2015 - $723).    Office and sundry expenses were $7,311 for the three months ended August 31, 2016 compared to $7,937 for the three months ended August 31, 2015.  Professional fees were $6,988 in the three months ended August 31, 2016 compared to $6,175 for the three-months ended August 31, 2015.  The Company paid $1,156 in management and director fees during the three months ended August 31, 2016 compared to $1,173 during the same period in 2015

Liquidity and Capital Resources

We had a cash balance of $6,290 and a negative working capital of $5,993 at August 31, 2016.  Net cash used in operating activities during the three months ended August 31, 2016 was $30,174 compared to $22,006 during the three months ended August 31, 2015.  A portion of the fluctuation was due to an increase of the net loss for the three months ended August 31, 2016 to $35,711 from $14,991 for the three months ended August 31, 2015.  In addition, in the three months ended August 31, 2016 we had an inflow in accounts payable and accrued liabilities of $5,155 compared to a net inflow of $3,763 in accounts payable and accrued liabilities in the three months ended August 31, 2016.  There was a net inflow in related parties in the three months ended August 31, 2016 of $5,970 compared to a net outflow of $1,387 for the same period in 2015.  In the three months ended August 31, 2016 there was an outflow of $10,308 in changes in accounts receivable compared to an outflow of $8,251 for the same period in 2015.  There were no financing activities during the three months ended August 31, 2016 as the proceeds for the issuance of 6,000,000 units of common stock was not received until after August 31, 2016.  In the three months ended August 31, 2015, $19,500 was received from the issuance of 65,000 units of common stock.  There were no investing activities for the three months ended August 31, 2016 and August 31, 2015.

Between August 2011 and May 2016, the Company has raised a total of $1,097,750 through the issuance of shares of common stock, which shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.  The funds received from these financings were used primarily to fund the Company's portion of drill programs under the Farmout Agreement and for general working capital purposes. However, even with these financings current cash on hand is not sufficient to fund all of the Company's requirements for the next twelve months.

We believe that we will need approximately $141,000 to fund our operations for the next 12 months.  We may seek to raise additional funding that we require in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our operations.  We currently do not have any agreements or arrangements in place for any future financing.

Going Concern Consideration

The Company has realized only limited revenue from its oil and gas operations and has since abandoned those interests and is currently focusing on developing a craft brewing business.   During the three months ended August 31, 2016, the Company incurred a net loss of $35,771.  Since inception on May 11, 2010, the Company has an accumulated deficit of $1,498,552 to August 31, 2016.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We will be required to expend substantial amounts of working capital in order to brew, distribute and market our Broken7 brand of craft beer.  Our current operations to date have been funded entirely from capital raised from our private offering of securities from May 2010 through August 2016. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock.  After auditing our May 31, 2016 financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

The Company's ability to continue as a going concern is dependent on its ability to brew, distribute, and market craft beer and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable.

Critical Accounting Policies

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain and therefore actual results may differ from those estimates.

A detailed summary of all of the Company's significant accountings policies and the estimates derived therefrom is included in Note 3 to the Company's Consolidated Financial Statements for the year ended May 31, 2015. While all of the significant accounting policies are important to the Company's consolidated financial statements, the following accounting policies and the estimates derived therefrom have been identified as being critical:

Intangible Assets;
Revenue Recognition;
Impairment of Long-lived Assets;
Income taxes;
Foreign currency translation;

Intangible assets

Pursuant to its agreement with Scenario A, the Company has acquired all rights to Broken7, a craft beer to be brewed in Quebec, Canada.  The assets acquired consist of indefinite life intangible assets only as no inventory or other assets were acquired.  The Company accounts for this assets under ASC No. 350, Intangibles—Goodwill and Other which states that goodwill and intangible assets with indefinite useful lives should not be amortized, but instead tested for impairment at the reporting unit level at least annually or more frequently if circumstances indicate possible impairment. The Company tests for impairment annually in the fourth quarter of the fiscal year. If impairment exists, a write-down to fair value (measured by discounting estimated future cash flows) is recorded.

Revenue recognition

Revenue from the Company's craft beer business is in the form of commissions.  The Company has contracted out services to a single supplier, Blue Spike, for brewing, labeling and distribution.  The contract in place stipulates that the supplier will deliver beer to vendors on behalf of the Company, collect the proceeds from sales, and then pay the Company the respective commission.  Revenue will be recorded at the time of delivery to the customer.  The method of calculating and the amount of the commission payable to the Company is still being negotiated.

Impairment of Long-lived Assets

In accordance with ASC 360, Property, Plant and Equipment, long lived assets such as equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

In accordance with ASC 350 Intangibles – Goodwill and Other the Company performs a qualitative assessment at the end of each reporting period to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  If it is determined that the realization of the future tax benefit is not more likely than not, the enterprise establishes a valuation allowance.

Foreign Currency Translation

The functional currency of the Company at May 31, 2015 is the Canadian dollar. Transactions that are denominated in a foreign currency are re-measured into the functional currency at the current exchange rate on the date of the transaction. Any foreign currency denominated monetary assets and liabilities are subsequently re-measured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the statement of operations. Nonmonetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in statement of operations for the period.

Adjustments arising from the translation of the Company's financial statements to United States dollars for presentation purposes due to differences between average rates and balance sheet rates are recorded in other comprehensive income.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board ("FASB") or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

ASU 2014-10 Topic 915 Development Stage Entities

The objective of the guidance is to reduce cost and complexity in the financial reporting system by eliminating inception-to-date information from the financial statements of development stage entities. The new standard eliminates the concept of a development stage entity ("DSE") from U.S. GAAP. Therefore, the current incremental reporting requirements for a DSE, including inception-to-date information, will no longer apply. This standard is effective for annual reporting periods beginning after December 15, 2014. The Company has elected to early adopt this guidance effective with its May 31, 2014 consolidated financial statements.

ASU 3013-05 Topic 830 Accounting for cumulative translation adjustments

The standards amends cumulative translation adjustment derecognition guidance in particular when (i) an entity ceases to have a controlling financial interest in certain subsidiaries or groups of assets within a foreign entity, or (ii) there is a loss of a controlling financial interest in a foreign entity or a step acquisition involving an equity method investment that is a foreign entity. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

ASU 2013-11 Topic 740 Accounting for cumulative translation adjustments

The standard amends guidance on financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

Off-balance sheet arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. Effective July 24, 2014 the Company received approval from FINRA under the symbol BBII.OB (formerly BOIG.OB) for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board. However, a market has not yet developed.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Security Holders

As of November 10, 2016, there were approximately 44 stockholders of record of our common stock.

Dividend Policy

The Company has not declared or paid any cash dividends on its common stock nor does it anticipate paying any in the foreseeable future. Furthermore, the Company expects to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of its Board of Directors and will depend upon its earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

There are no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive officers and directors of the Company

The following table sets forth the names, ages and positions of our current board members and executive officers:
Name	Position Held with the Company	Age	Date First Appointed
Stephane Pilon	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Director	39	October 21, 2013
Pol Brisset	Secretary and Director	41	October 21, 2013

Our directors are elected for a term of one year and serve until such director's successor is duly elected and qualified. Each executive officer serves at the pleasure of the Board.

Background Information

The following summarizes the occupational and business experience of our officers and directors.

Stephane Pilon has been the president of Scenario A, a Quebec, Canadian corporation, since he founded it in April 2011. Scenario A is a marketing agency that creates and develops brands in different industries. Mr. Pilon is currently the president of La Compagnie de Biere Brisset, a craft beer company based in Montreal, Quebec. From 2010 to 2011, Mr. Pilon was the marketing director at Kruger Wines and Spirits, a bottle manufacturing company. From 2008 to 2011, Mr. Pilon was the spirits manager for LCC Wines & Spirits, a company representing international brands, such as Sky Vodka. In 2007, Mr. Pilon received his management certificate from Concordia University.  In 2006 he received his marketing management certificate from Ryerson University. Mr. Pilon received his DEC, (Diplome etude collegial) an equivalent two year program in Business Administration at Collège Édouard-Montpetit, Longueil Québec in 1999. Mr. Pilon was appointed to the Board of Directors due to his experience in the craft beer industry.

Pol Brisset Mr. Brisset has been the owner of MTL Brand Management, a privately owned beverage business in Montreal since 2008. Mr. Brisset is currently the vice-president of La Compagnie de Biere Brisset, a craft brewing company based in Montreal, Quebec. From May 2013 to the present, Mr. Brisset has been Business Unit Director, Eastern Canada for Red Bull Canada. From 2005 to 2009, Mr. Brisset was the Director of Business Development for Western Canada for Heineken, a beverage company. Mr. Brisset is fluent in English and French and received his Bachelor of Business degree from the University of Quebec at Montreal and completed his Masters of Business Administration in 2008 at the University of Calgary. Mr. Brisset was appointed to the Board of Directors due to his business experience in the beverage industry and his significant ownership interest in the Company.

Audit Committee and Financial Expert; Committees

The Company does not have an audit committee. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors.

The Company has no nominating or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to our company or has a material interest adverse to it.  There are no agreements with respect to the election of directors. Other than as described below, we have not compensated our directors for service on our Board of Directors or reimbursed for expenses incurred for attendance at meetings of our Board of Directors.

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Summary Compensation Table

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer ( a "Named Executive Officer") for the last two fiscal years ending May 31, 2016 and May 31, 2015. No executive officer earned compensation in excess of $100,000 during fiscal 2016 or 2015.

								Non-Equity	Nonqualified	All
Name and						Stock	Option	Incentive Plan	Deferred	Other
Principal		Salary		Bonus		Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)		($)		($)	($)	($)	Earnings ($)	($)	($)
Stephane Pilon (1)	2016	42,353	(2)	-		-	-	-	-	-	42,353
President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director	2015	16,350	(3)	9,992	(4)	-	-	-	-	-	26,342

(1)	Mr. Pilon has served as our Chief Executive Officer since October 21, 2013.
(2)	Represents $2,269 paid in June and July 2015 under Mr.Pilon's Employment Agreement and $3,781 per month from August 2015 through May 2016 under Mr. Pilon's Amended Service Agreement.
(3)
Represents $2,725 paid in December 2014 under the Pilon Service Agreement and $2,725 per month from January 2015 through May 2015 under Mr. Pilon's Employment Agreement, of which $454 per month was designated by the Company as director's fee.

(4)	Represents a signing bonus paid under the Pilon Service Agreement.

Service Agreements

The Company entered into a service agreement with Pol Brisset, dated September 1, 2011 (the "Brisset Service Agreement"), pursuant to which Mr. Pol provides certain services to the Company, including assisting with  its business plan, for compensation of $2,411per month. Mr. Pol also received a signing bonus of $10,000. The agreement is renewable on an annual basis and may be terminated by either party upon 30 days' notice.  In December 2012, Mr. Brisset agreed to forgo his compensation under the Agreement.

On December 1, 2014 the Company entered into a service agreement with its current principal executive officer, Stephane Pilon (the "Pilon Service Agreement").  The Pilon Service Agreement provided that Mr. Pilon be paid $9,992 (CDN$11,000) upon signing and $2,725 (CDN $3,000) on a monthly basis to serve as the Company's President and Chief Executive Officer.   On January 12, 2015, the Pilon Service Agreement was terminated.

Employment Agreements

On January 12, 2015, BBII and Stephane Pilon entered into an employment agreement for Mr. Pilon to serve as principal executive officer, chief financial officer, principal accounting officer, treasurer and a director of BBII, effective as of January 1, 2015(the "Employment Agreement").  Under the Employment Agreement Mr. Pilon is entitled to an annual base salary of CDN$36,000, payable twice monthly.  Under the Employment Agreement, Mr. Pilon is also eligible to receive an annual performance bonus of up to CDN$24,000, at the sole discretion of BBII's board of directors.

On September 3, 2015, the employment agreement with Stephane Pilon was amended.  Under the agreement the Company will pay Mr. Pilon a base salary of CDN$60,000 (US$45,606) per year, payable once monthly.  Mr. Pilon will also be entitled to receive a cell phone allowance of CDN$75 (US$57) per month.  Pursuant to the Amendment, Mr. Pilon shall be eligible to receive a quarterly discretionary performance bonus up to CDN$6,000 (US$4,560) payable at the beginning of each 3 month period beginning on September 1, 2015.  The amount of the bonus, if any, will be decided by the Board of Directors in their sole discretion.

The Employment Agreement is for an indefinite term and can be terminated by either party upon 30 days written notice. If Mr. Pilon's employment is terminated by the Company without cause, Mr. Pilon shall be entitled to a severance payment of three months base salary.

Outstanding Equity Awards

There were no equity awards made to any named executive officer that were outstanding at May 31, 2016.

Director Compensation

No compensation has been paid to any of our directors in consideration for services rendered in their capacities as directors during fiscal 2015, except that Mr. Pilon received $500 per month as a director fee as indicated in the Summary Compensation Table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 10, 2016, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our named executive officers and directors (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Brisset Beer International, Inc., 370 Guy Street, Suite G9 Montreal, Quebec, Canada, H3J 1S6.

The percentages below are calculated based on 9,713,000 shares of common stock issued and outstanding on November 10, 2016.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage
Stephane Pilon	8,400,000	(1)	59.91%
Pol Brisset	8,311,000	(2)	58.90%

All officers and directors as a group (2 persons)	16,711,000		89.33%

(1)
Includes (i) Class A warrants to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.05 per share and Class B warrants to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $.10 per share and (ii) 50,000 shares and warrants to purchase an aggregate of 100,000 shares of common stock held by Mr. Pilon's wife.

(2)
Includes Class A warrants to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.05 per share and Class B warrants to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $.10 per share.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

On April 4, 2014, the Company entered into the Asset Purchase Agreement with Scenario A to purchase all of its assets relating to "Broken 7", a craft beer to be brewed in Montreal, Quebec, Canada, for a purchase price of $25,000. Under the Asset Purchase Agreement the Company acquired the trademark and recipe to Broken 7. No other assets were acquired. $12,500 was paid at closing and $12,500 was to be paid 60 business days after the closing date of April 7, 2014.  By letter agreement dated July 16, 2014, the parties agreed to extend the date on which the second payment of $12,500 was due to August 15, 2014. The Company made the final installment of $12,500 to Scenario A on August 14, 2014. The Company's President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director, Stephane Pilon, serves as Scenario A's President and the Company's Secretary and director, Pol Brisset, serves as Scenario A's Vice President. Mr. Pilon and Mr. Brisset are majority owners of Scenario A.

On December 1, 2014 the Company, entered into the Pilon Service Agreement with its current principal executive officer, Stephane Pilon which provided that Mr. Pilon be paid $9,992 (CDN$11,000) upon signing and $2,725 (CDN $3,000) on a monthly basis to serve as the Company's President and Chief Executive Officer. On January 12, 2015, the Pilon Service Agreement was terminated.

On March 1, 2015, BBII entered into the CBB Agreement with CBB, a specialty brewer, to help bring to market and test new line extensions for beer brands owned by the Company.  CBB undertakes to sell the Products, while complying with policies, procedures, methods and conditions of promotion, of advertising and sales described in the agreement. Proceeds, if any, from the sale of the Products are retained by CBB as compensation for its services. The Company's President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director, Stephane Pilon, serves as CBB's Vice President and the Company's Secretary and director, Pol Brisset, serves as CBB's President. Pol Brisset and Stephane Pilon are majority owners of CBB.

During fiscal year 2015 the Company engaged Scenario A for a range of services and supplies including but not limited to website design, glassware, POS design, social media management, photos, flyers, in-store posters, and label design. The Company's President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director, Stephane Pilon, serves as Scenario A's President and the Company's Secretary and director, Pol Brisset, serves as Scenario A's Vice President.  Mr. Pilon and Mr. Brisset are majority owners of Scenario A. The Company paid this firm an aggregate of $1,200 during fiscal 2016 and $19,962 for these services and supplies during fiscal 2015.

On August 22, 2016, we issued 3,000,000 shares of common stock to each of Stephane Pilon, our Chief Executive Officer, Chief Financial Officer, Treasurer and a director, and Pol Brisset, our Secretary and a director. Messrs. Pilon and Brisset also each received Class A warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $0.05 per share and Class B warrants to purchase an aggregate of 1,500,000shares of our common stock at an exercise price of $0.10 per share. Such warrants expire in five years from the date of issuance and are immediately exercisable on a cashless basis.

Director Independence

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." We do not believe that any of our directors currently meet the definition of "independent" as promulgated by the rules and regulations of the NYSE Alternext US (formerly known as the American Stock Exchange).

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling stockholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

SEC filing fee	$276.77
Legal fees and other expenses	$10,000	*
Accounting expenses	$1,500	*
Transfer agent and registrar fees	1,800
Total	$13,576.77

*Estimated

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the SEC. You can inspect and copy this information at the public reference facility maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549.

You can get additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our Bylaws to the fullest extent permitted by Nevada law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Abrams, Fensterman, Fensterman, Eisman, Formatto, Ferrara & Wolf, LP has opined on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the year ended May 31, 2016 have been audited by ZBS Group LLP, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS

Consolidated Balance Sheets August 31, 2016 (unaudited) and May 31, 2015	F - 17
Consolidated Statements of Operations (unaudited) for the three month periods ended August 31, 2016 and 2015	F - 18
Consolidated Statements of Cash Flows (unaudited) for the three month periods ended August 31, 2016 and 2015	F - 19
Notes to the Condensed Financial Statements	F - 21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Brisset Beer International Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Brisset Beer International Inc. as of May 31, 2016 and 2015, and the related statements of operations, comprehensive income, stockholders' deficit, and cash flows for each of the years in the two-year period ended May 31, 2016. Brisset Beer International Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brisset Beer International Inc. as of May 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is an early stage Company with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ZBS Group LLP
Plainview, New York

August 29, 2016

BRISSET BEER INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	May 31,	May 31,
	2016	2015
	$	$
ASSETS
Current Assets
Cash	33,655	35,110
Trade and Other Receivables	5,442	13,500
Prepaid Expenses	7,169	695

Total Current Assets	46,266	48,855

Goodwill (note 6)	25,000	25,000

Total Assets	71,266	73,855

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	19,297	25,435
Due to Related Parties	–	3,621

Total Current Liabilities	19,297	29,056

Stockholders' Equity
Common Stock, Par Value $.0001
Authorized 500,000,000 shares,
3,608,000 and 3,200,500 shares issued and outstanding at
May 31, 2016 and 2015 respectively	361	320
Paid-In Capital	1,396,686	1,322,054
Warrants	116,703	69,126
Accumulated Deficit	(1,462,781)	(1,349,918)
Accumulated other Comprehensive Income	1,000	3,217

Total Stockholders' Equity	51,969	44,799

Total Liabilities and Stockholders' Equity	71,266	73,855

The accompanying notes are an integral part of these financial statements.

BRISSET BEER INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended May 31,
	2016	2015
	$	$
Revenues
Commission Revenue	49,848	35,766

Expenses
Operating Expenses	88,683	52.038
Professional Expenses	37,252	57,046
Office and Sundry	30,432	34,580
Rent	1,806	1,923
Management and Directors' Fees	4,538	12,576
Total Expenses	162,711	158,163
Net Loss From Operations	(112,863)	(122,397)

Other Income (Expenses)
Net Other Income (Expenses)	–

Net Loss	(112,863)	(122,397)
Basic and Diluted loss per share Continuing Operations	(0.03)	(0.04)
Weighted Average Shares Outstanding	3,412,274	2,720,788

Net Loss	(112,863)	(122,397)
Other Comprehensive (Loss) Income
Translation to US dollar presentation currency	(2,217)	1,258
Comprehensive Loss	(115,080)	(121,139)

The accompanying notes are an integral part of these financial statements.

BRISSET BEER INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

					Accumulated
					Other
	Common Stock		Paid-In		Comprehensive	Accumulated
	Shares	Par Value	Capital	Warrants	Income (Loss)	Deficit	Total
		$	$	$	$	$	$
Balance at May31, 2014	2,120,500	212	1,236,788	9,000	1,959	(1,227,521)	20,438

Issuance of common stock at $0.10 per share, August 12, 2014	550,000	55	20,092	34,853	–	–	55,000
Issuance of common stock for services rendered, November 10, 2014	125,000	13	12,487	3,500	–	–	16,000
Issuance of common stock at $0.15 per share, January 9, 2015	130,000	13	14,117	5,370	–	–	19,500
Issuance of common stock at $0.20 per share, February 27, 2015	135,000	13	18,935	8,052	–	–	27,000
Issuance of common stock at $0.20 per share, May 15, 2015	140,000	14	19,635	8,351	–	–	28,000
Comprehensive income for the period	–	–	–	–	1,258	–	1,258
Net loss for the period	–	–	–	–	–	(122,397)	(122,397)

Balance at May 31, 2015	3,200,500	320	1,322,054	69,126	3,217	(1,349,918)	44,799

Issuance of common stock at $0.30 per share, August 7, 2015	65,000	7	13,139	6,354	–	–	19,500
Issuance of common stock at $0.30 per share, November 13, 2015	75,000	7	13,466	9,027	–	–	22,500
Issuance of common stock at $0.30 per share, December 22, 2015	267,500	27	48,027	32,196	–	–	80,250
Comprehensive income for the period	–	–	–	–	(2,217)	–	(2,217
Net loss for the period	–	–	–	–	–	(112,863)	(112,863)

Balance at May 31, 2016	3,608,000	361	1,396,686	116,703	1,000	(1462,781)	51,969

The accompanying notes are an integral part of these financial statements.

BRISSET BEER INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended May 31,
	2016	2015
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	(112,863)	(122,397)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities
Units issued for services	–	16,000
Changes in Operating Assets and Liabilities
Trade and other receivables	7,608	(11,632)
Prepaid expenses	(6,474)	(395)
Accounts payable and accrued liabilities	(6,138)	3,503
Due to related parties	(3,621)	3,621
Net Cash Used in Operating Activities	(121,488)	(111,300)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	122,250	129,500
Net Cash Provided by Financing Activities	122,250	129,500
Effect of exchange rate changes on cash	(2,217)	1,258

Net (Decrease) Increase in Cash and Cash Equivalents	(1,455)	19,458
Cash and Cash Equivalents at Beginning of Year	35,110	15,652
Cash and Cash Equivalents at End of Year	33,655	35,110

The accompanying notes are an integral part of these financial statements.

BRISSET BEER INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

For the Years Ended May 31,
	2016	2015
	$	$
SUPPLEMENTARY INFORMATION

Cash paid during the year for:
Interest	—	—
Income taxes	—	—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING INFORMATION

The accompanying notes are an integral part of these financial statements.

NOTE 1 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which assumes that Brisset Beer International, Inc. (the "Company") will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

The Company commenced its craft brewing activities in September 2014.  During the year ended May 31, 2016, the Company incurred a net loss of $112,863, negative cash flow from operations of $121,488, and an accumulated deficit of $1,462,781 to May 31, 2016.  These conditions indicate the existence of a material uncertainty that may cast substantial doubt as to the ability of the Company to meet its obligations as they come due.

We will be required to expend substantial amounts of working capital in order to brew, distribute and market our Broken 7 brand of craft beer.  Our current operations have been funded entirely from capital raised from our private offering of securities from August 2014 through May 2016. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock.  After auditing our May 31, 2016 financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

The Company's ability to continue as a going concern is dependent on its ability to brew, distribute, and market our craft beer and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable.

These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

NOTE 2 – NATURE OF BUSINESS AND OPERATIONS AND BASIS OF PRESENTATION

Brisset Beer International, Inc. (the "Company") was incorporated in the state of Florida on May 11, 2010 under the name Benefit Solutions Outsourcing Corp.

On May 19, 2011 the Board of Directors and the majority shareholder of the Company approved a change to the Company's Articles of Incorporation which affected a 17 for one forward stock split of our issued and outstanding common stock, changed the name of the company to "Buckeye Oil & Gas, Inc.", and changed the business of the Company to oil and gas exploration.  The changes became effective at the close of business on June 1, 2011. The forward stock split was distributed to all shareholders of record on March 31, 2011. No cash was paid or distributed as a result of the forward stock split and no fractional shares were issued. All fractional shares which would otherwise be required to be issued as a result of the stock split were rounded up to the nearest whole share. There was no change in the par value of our common stock.

On June 23, 2011 the Company entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian business owned by the Company's former principal executive officer called Buckeye Oil & Gas (Canada) Inc. ("Buckeye Canada"), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, the Company's former principal officer and current Secretary and director, of 10,000 shares of common stock of the Company.  As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Company.

Effective July 8, 2013, the Company and the Board of Directors of the Company adopted resolutions to effectuate a reverse split of its issued and outstanding shares of common stock on the basis of 1 post consolidation share for each 100 pre-consolidation shares.  All share and per share amounts in the consolidated financial statements of the Company have been adjusted to reflect the reverse split.

On April 4, 2014, the Company entered into an Asset Purchase Agreement with Scenario A, a private Quebec corporation, to purchase all assets relating to the product known as "Broken 7", a craft beer locally brewed in Montreal, Quebec, Canada.  Under the Asset Purchase Agreement, the Company agreed to acquire Broken 7 for $25,000 payable in two installments to Scenario A with $12,500 to be paid at closing and $12,500 to be paid 60 business days after the closing date of April 7, 2014 (second installment payment date is July 3, 2014).  The Company's principal executive officer, Stephane Pilon, also serves as Scenario A's President.  The Corporation's Secretary and director, Pol Brisset, also serves as Scenario A's Vice-President.  Mr. Pilon and Mr. Brisset are majority owners of Scenario A.  The Company made the first payment of $12,500 on closing.  The Company and Scenario A have amended the original agreement such that the due date of the second payment of $12,500 has been extended an additional 30 business days to August 15, 2014.  On August 14, 2014 the Company made the second payment.

On May 21, 2014, the Company received a written consent in lieu of a meeting of shareholders (the "Written Consent") from the holders of 1,561,000 shares of common stock representing, at that time, 73.62% of our issued and outstanding common shares.  The Written Consent adopted resolutions which authorized the Company to act on a proposal to change the Company's state of incorporation from Florida to Nevada by the merger of Buckeye Oil & Gas, Inc. with and into its wholly-owned subsidiary, Brisset Beer International, Inc. Brisset Beer International, Inc., is a Nevada corporation.  As result of the merger, the name of the Company was changed from Buckeye Oil & Gas, Inc. to "Brisset Beer International, Inc." and the jurisdiction was changed from Florida to Nevada.  The changes became effective at the close of business on July 24, 2014.

Nature of Operations and Basis of Presentation

As a result of the Company's management having experience in the brewing business, the Company has acquired the rights to Broken 7 which is a craft beer brewed in the province of Quebec, Canada.  The Company will be engaged principally in the marketing of Broken 7 as it is our intention to contract all brewing and distribution activities to third-party service providers.  We operate in a single segment which is the craft beer market.  Our craft beer consists of single brand known as Broken 7 and is currently brewed, distributed, and marketed solely in Quebec, Canada.

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States ("US GAAP")

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management's Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities, asset retirement obligation, and the impairment of long-lived assets.  Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Foreign Currency

The functional currency of the Company at May 31, 2016 is the Canadian dollar. Transactions that are denominated in a foreign currency are re-measured into the functional currency at the current exchange rate on the date of the transaction. Any foreign currency denominated monetary assets and liabilities are subsequently re-measured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the statement of operations. Nonmonetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in statement of operations for the period.

Adjustments arising from the translation of the Company's financial statements to United States dollars for presentation purposes due to differences between average rates and balance sheet rates are recorded in other comprehensive income.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. Diluted loss per share does not differ from basic loss per share since the effect of the Company's warrants are anti-dilutive. Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding and warrants. At May 31, 2016, potential common shares of 6,317,500 (2015 – 5,160,000) related to outstanding warrants were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

Comprehensive Income

In accordance with ASC 220, "Comprehensive Income" ("ASC 220") all components of comprehensive income, including net loss, are reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive (income) loss, including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income. No taxes were recorded on items of other comprehensive income.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are  reduced by a  valuation  allowance  when,  in the opinion  of  management,  it is more  likely than not  that  some portion or all of the deferred  tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Uncertain Tax Positions

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, Accounting for Uncertainty in Income Taxes. The Company had no material unrecognized income tax assets or liabilities for the year ended May 31, 2016 or for the year ended May 31, 2015. The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the year ended May 31, 2016 and 2015, there were no income tax, or related interest and penalty items in the income statement, or liability on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada State.  Tax years 2011 to present remain open to income tax examination.  The Company is not currently involved in any income tax examinations.

Fair Value of Financial Instruments

The book values of cash, prepaid expenses, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity's own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;
•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Goodwill

Pursuant to its agreement with Scenario A, the Company has acquired all rights to Broken 7, a craft beer brewed in Quebec, Canada.  The assets acquired consist of indefinite life intangible assets only as no inventory or other assets were acquired.  The Company accounts for this assets under ASC No. 350, Intangibles—Goodwill and Other which states that goodwill and intangible assets with indefinite useful lives should not be amortized, but instead tested for impairment at the reporting unit level at least annually or more frequently if circumstances indicate possible impairment. The Company tests for impairment annually in the fourth quarter of the fiscal year. If impairment exists, a write-down to fair value (measured by discounting estimated future cash flows) is recorded.

Impairment of Long-lived Assets

In accordance with ASC 360, Property, Plant and Equipment, long lived assets such as equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

In accordance with ASC 350 Intangibles – Goodwill and Other the Company performs a qualitative assessment at the end of each reporting period to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Advertising and Marketing Expenses

Advertising and marketing expenses include the costs of advertising, promotion, trade shows, and other programs. Advertising costs are expensed as incurred. For the year ended May 31, 2016 the costs were $32,609 compared to $32,115 for the year ended May 31, 2015.

Revenue recognition

Revenue from the Company's craft beer business is received in the form of commissions.  The Company has contracted out services to a single supplier for brewing, labeling and distribution (note 4).  The Company recognizes commission revenue based on a percentage of sales with fixed margins as negotiated with the contract brewer. Revenue is recorded at the time of delivery to the customer.

Any receivables remaining unpaid forty-five days after invoicing by Blue Spike will be charged to the Company.  Blue Spike undertakes to pay the said receivable account to the Company without delay once recovered, less the costs of collection and late penalty fees.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board ("FASB") or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

ASU 2014-10 Topic 915 Development Stage Entities

The objective of the guidance is to reduce cost and complexity in the financial reporting system by eliminating inception-to-date information from the financial statements of development stage entities. The new standard eliminates the concept of a development stage entity ("DSE") from U.S. GAAP. Therefore, the current incremental reporting requirements for a DSE, including inception-to-date information, will no longer apply. This standard is effective for annual reporting periods beginning after December 15, 2014. The Company has elected to early adopt this guidance effective with its May 31, 2014 consolidated financial statements.

ASU 3013-05 Topic 830 Accounting for cumulative translation adjustments

The standards amends cumulative translation adjustment derecognition guidance in particular when (i) an entity ceases to have a controlling financial interest in certain subsidiaries or groups of assets within a foreign entity, or (ii) there is a loss of a controlling financial interest in a foreign entity or a step acquisition involving an equity method investment that is a foreign entity. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

ASU 2013-11 Topic 740 Accounting for cumulative translation adjustments

The standard amends guidance on financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

NOTE 4 – BLUE SPIKE AGREEMENT

On December 2, 2014 Biere Brisset International Inc., a company incorporated under the Canada Business Corporations Act which is a wholly owned subsidiary of the Company, entered into a Manufacturing and Distribution Agreement with a company incorporated in Quebec which does business under the name "Breuvages Blue Spike" ("Blue Spike"). The agreement sets forth minimum quantities which Blue Spike will manufacture for the Company, manufacturing costs and a gross margin upon which the Company will earn its commission.

Blue Spike is responsible for brewing, labeling and distributing Broken 7 beer for the Company. The Company, with the approval of Blue Spike, can continue selling products manufactured by Blue Spike in the Company's own distribution network. Products sold within the Company's own distribution network are subject to higher margins for the Company.  The Company is responsible, at its expense, for the marketing and promotion of Broken 7, and has agreed to invest 25% of the gross margin of its products for marketing and advertising.

The Company granted Blue Spike a right of first refusal if the Company sells or transfers all or a portion of its rights in its brands. If the Company is sold during the term of the agreement, the Company is obligated to pay Blue Spike 2.5% of the purchase price for every $250,000 of product sales, up to $5 million. The agreement also provides for various payment returns to Blue Spike if the Company is sold when the agreement is no longer in effect, depending on when and why the agreement is no longer in effect. The agreement is for an initial term of five years and is automatically renewed for five years unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the term. The Company granted Blue Spike a right of first refusal to manufacture or act as exclusive agent for the distribution and sale of its products in other territories other than Quebec.

On April 1, 2016, BBII amended the manufacturing and distribution agreement (the "Amendment") with Blue Spike to clarify sections 2.1.6 "BBII Margin", 5.1.4 Limitation, 5.2.1 Price, 6.2 Distribution Network, 6.7 Price of Products, and 6.8 BBII Sales Network.  The Amendment also lists new Broken7 products under Schedules A and D, and includes the updated BBII Margins for new Broken7 products into Schedule F.  For all the terms of the Manufacturing and Distribution Agreement, reference is hereby made to such Agreement annexed hereto as Exhibit 10.32. All statements made herein concerning such document are qualified by references to said exhibit.

NOTE 5 – INTANGIBLE ASSETS

Broken 7

On April 4, 2014, the Company entered into an Asset Purchase Agreement with Scenario A, a private Quebec corporation, to purchase all assets relating to the product known as "Broken 7", a craft beer locally brewed in Montreal, Quebec, Canada.  Under the Asset Purchase Agreement, the Company agreed to acquire Broken 7 for $25,000 payable in two installments to Scenario A with $12,500 to be paid at closing and $12,500 to be paid 60 business days after the closing date of April 7, 2014 (second installment payment date is July 3, 2014).  The purchase was of the Broken 7 trademark and recipe only.  No other assets were acquired.  The Company's principal executive officer, Stephane Pilon, also serves as Scenario A's President.  The Corporation's Secretary and director, Pol Brisset, also serves as Scenario A's Vice-President.  Mr. Pilon and Mr. Brisset are majority owners of Scenario A.  The Company made the first payment of $12,500 on closing.  The Company and Scenario A have amended the original agreement such that the due date of the second payment of $12,500 has been extended an additional 30 business days to August 15, 2014.  On August 14, 2014 the Company made the second payment. The fair value of Broken 7 is measured by level three hierarchy of fair value of financial instruments.

NOTE 6 – STOCKHOLDERS' EQUITY

COMMON STOCK

Stock Splits

Effective July 8, 2013, the Company and the Board of Directors of the Company adopted resolutions to effectuate a reverse split of its issued and outstanding shares of common stock on the basis of 1 post consolidation share for each 100 pre-consolidation shares.  All share and per share amounts in the condensed consolidated financial statements of the Company have been adjusted to reflect the reverse split.

Issuance of Units

On February 26, 2014 the Company closed a direct offering for the issuance of 1,500,000 units at a price of $0.01 per unit for aggregate gross proceeds of $15,000.  Each unit consisted of one share of common stock, one A warrant, and one B warrant.  The A warrant is exercisable at a price of $0.05 per warrant until February 1, 2019 and each B warrant is exercisable at a price of $0.10 per warrant until February 1, 2019.  The nits were issued pursuant to Regulation S of the Securities Act of 1993.  The issuance of the 1,500,000 units were directly offered to the Corporation's officers, Setphane Pilon, Chief Executive Officer and Pol Brisset, Secretary.

On August 12, 2014, the Company completed a financing issuing 550,000 units at $0.10 per unit for total proceeds of $55,000.  Each unit consist of one share of common stock, one A warrant, and one B warrant.  The A warrant is exercisable at a price of $0.15 per warrant until June 1, 2019 and each B warrant is exercisable at a price of $0.25 per warrant until June 1, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1993.

On January 9, 2015, the Company completed a financing issuing 130,000 units at $0.15 per unit for total proceeds of $19,500.  Each unit consist of one share of common stock, one A warrant, and one B warrant.  The A warrant is exercisable at a price of $0.20 per warrant until January 9, 2020 and each B warrant is exercisable at a price of $0.25 per warrant until January 9, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1993.

On February 27, 2015, the Company completed a financing issuing 135,000 units at $0.20 per unit for total proceeds of 27,000.  Each unit consist of one share of common stock, one A warrant, and one B warrant.  The A warrant is exercisable at a price of $0.25 per warrant until February 17, 2020 and each B warrant is exercisable at a price of $0.30 per warrant until February 17, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1993.

On May 15, 2015, the Company completed a financing issuing 140,000 units at $0.20 per unit for total proceeds of $28,000.  Each unit consist of one share of common stock, one A warrant and one B warrant.  The A warrant is exercisable at a price of $0.25 per warrant until May 6, 2020 and each B warrant is exercisable at a price of $0.30 per warrant until May 6, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1993.

On August 10, 2015, the Company completed a financing issuing 65,000 units at $0.30 per unit for total proceeds of $19,500.  Each unit consist of one share of common stock, one A warrant, and one B warrant.  The A warrant is exercisable at a price of $0.35 per warrant until August 7, 2020 and each B warrant is exercisable at a price of $0.40 per warrant until August 7, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1993.

On November 13, 2015, the Company completed a financing issuing 75,000 units at $0.30 per unit for total proceeds of $22,500.  Each unit consist of one share of common stock, one A warrant, one B warrant, and one C warrant.  The A warrant is exercisable at a price of $0.35 per warrant until October 16, 2020, each B warrant is exercisable at a price of $0.40 per warrant until October 16, 2020, and each C warrant is exercisable at a price of $0.45 per warrant until October 16, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1993.

On December 22, 2015, the Company completed a financing issuing 267,500 units at $0.30 per unit for total proceeds of $80,250.  Each unit consist of one share of common stock, one A warrant, one B warrant, and one C warrant.  The A warrant is exercisable at a price of $0.35 per warrant until November 16, 2020, each B warrant is exercisable at a price of $0.40 per warrant until November 16, 2020, and each C warrant is exercisable at a price of $0.45 per warrant until November 16, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1993.

The warrants included in the units have been fair valued using the Black Scholes model.  The fair value of the warrants was determined using the following assumptions:  dividend rate – 0%; volatility – 36.05 % to 141%; risk free rate - 0.07%; and a term of five or six years.
Issuance of Units for Services

On November 10, 2014 the Company entered into a service agreement issuing 125,000 units of the Company in partial payment for services rendered.  Each unit consists of one share of common stock, one A warrant and one B warrant.  The A warrant is exercisable at a price of $0.15 per share until June 30, 2019 and each B warrant at a price of $0.25 per share until June 30, 2020.

The warrants included in the units have been fair valued using the Black Scholes model.  The fair value of the warrants was determined using the following assumptions:  dividend rate – 0%; volatility – 36.05%; risk free rate - 0.07%; and a term of five or six years.  Based on their fair value the warrants have been assigned a value of $3,500.

WARRANTS

The Company has the following warrants outstanding as of May 31, 2016:

Exercise Price	Number	Expiry	Remaining Life

$0.05	1,500,000	1-Feb-19	2.92
$0.10	1,500,000	1-Feb-19	2.92
$0.15	550,000	01-Jun-19	3.26
$0.15	125,000	30-Jun-19	3.34
$0.20	130,000	09-Jan-20	3.86
$0.25	550,000	01-Jun-20	4.26
$0.25	125,000	30-Jun-20	4.34
$0.25	130,000	09-Jan-20	3.86
$0.25	135,000	17-Feb-20	3.97
$0.25	140,000	06-May-20	4.19
$0.30	135,000	17-Feb-20	3.97
$0.30	140,000	06-May-20	4.19
$0.30	65,000	07-Aug-20	4.44
$0.35	75,000	16-Oct-20	4.63
$0.35	267,500	16-Nov-20	4.71
$0.40	65,000	07-Aug-20	4.44
$0.40	75,000	16-Oct-20	4.63
$0.40	267,500	16-Nov-20	4.71
$0.45	75,000	16-Oct-20	4.63
$0.45	267,500	16-Nov-20	4.71
	6,317,500

NOTE 7 - INCOME TAXES

Deferred tax assets of the Company are as follows:

	2016	2015
Income tax expense (asset) at statutory rate	406,606	368,233
Permanent differences	(315,629)	(315,629)
Less: valuation allowance	(90,977)	(52,604)
Deferred tax asset recognized	-	-

Permanent differences resulting from the net amount of applying the statutory federal income tax rate of 34% to the loss from discontinued operations of $928,319.

A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to these deferred tax assets. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

The provision for income tax differs from the amount computed by applying statutory federal income tax rate of 34% (2015 – 34%) to the net loss for the year.  The sources and effects of the tax differences are as follows:
	2016	2015
Income tax expense at statutory rate	90,977	41,615
Less: change in valuation allowance	(90,977)	(41,615)
Income tax expense	-	-

At May 31, 2016, the Company had net operating loss carry forwards of approximately $507,000 (2015 - $392,000) that may be offset against future taxable income through 2032.  No tax benefit has been reported in the May 31, 2016financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

NOTE 8 – RELATED PARTY TRANSACTIONS

On November 30, 2014 the Company entered into a service agreement with its principal executive officer, Stephane Pilon.  Under the agreement the Company paid Mr. Pilon $9,992 (CDN$11,000) upon signing and will pay Mr. Pilon $2,725 (CDN $3,000) on a monthly basis.    On January 12, 2015 the service agreement with Stephane Pilon was replaced by an employment agreement.  Under the employment agreement the Company will pay Mr. Pilon a base salary of CDN$36,000 per year, payable twice monthly.

On September 3, 2015 the employment agreement with Stephane Pilon was amended.  Under the agreement the Company will pay Mr. Pilon a base salary of CDN$60,000 (US$45,378) per year, payable once monthly.  Mr. Pilon will also be entitled to receive a cell phone allowance of CDN$75 (US$57) per month.

Pursuant to the Amendment, Mr. Pilon shall be eligible to receive a quarterly discretionary performance bonus up to CDN$6,000 (US$4,560) payable at the beginning of each 3 month period beginning on September 1, 2015.  The amount of the bonus, if any, will be decided by the Board of Directors in their sole discretion.  No bonus was paid or is owing to Mr. Pilon as of May 31, 2016

The employment agreement is for an indefinite term and can be terminated by either party with 30 days written notice. In the event of any involuntary termination of the agreement, other than for cause, Mr. Pilon shall be entitled to the severance compensation set forth in the agreement.

For the year ended May 31, 2016, Mr. Pilon was paid a total of $42,353.  Based on time and effort dedicated to operating activities, $37,815 (2015 - $12,918) has been recognized as operating costs and $4,538 (2014 - $12,576) has been recognized as management and directors' fees.

The Company's Goodwill Purchase Agreement (note 6) was executed with Scenario A. The Company's principal executive officer and director, Stephane Pilon, also serves as Scenario A's President.  The Corporation's Secretary and director, Pol Brisset, also serves as Scenario A's Vice-President.  Mr. Pilon and Mr. Brisset are majority owners of Scenario A.  The Company has made total payments of $25,000 to Scenario A under the Asset Purchase Agreement.
The Company paid Scenario A, $908 for Company car expense for the year ended May 31, 2016 and approximately $32,000 in advertising and marketing expenses which includes the costs of advertising, promotion, trade shows, and other programs for the year ended May 31, 2015.  Advertising costs are expensed as incurred and included in operating expenses.

On March 1, 2015, Biere Brisset International, Inc. entered into a 5-year Manufacturing and Distribution Agreement with La Compagnie de Biere Brisset, Inc. ("CBB"), a specialty brewer, to help bring to market and test new line extensions for beer brands owned by the Company.  CBB undertakes to sell the Products, while complying with policies, procedures, methods and conditions of promotion, of advertising and sales described in the agreement.  Proceeds, if any, from the sale of the Products are retained by CBB as compensation for its services. The Company's President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director, Stephane Pilon, serves as CBB's Vice President and the Company's Secretary and director, Pol Brisset, serves as CBB's President. Pol Brisset and Stephane Pilon are majority owners of CBB.  As of May 31, 2016 there have been no expenses incurred in relation to this Agreement.

As of May 31, 2016 there was no amount  payable to Stephane Pilon.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Commencing March 24, 2016 the Company renewed the lease for its shared office space at $150 per month.  The lease is for one year.  It is expected that the Company will renew the lease for another year when the current lease expires.

NOTE 10 – SUBSEQUENT EVENT

On August 22, 2016, we sold 3,000,000 shares of common stock to each of Stephane Pilon and Pol Brisset for an aggregate of $3,000. Messrs. Pilon and Brisset also each received Class A warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $0.05 per share and Class B warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $0.10 per share. Such warrants expire in five years from the date of issuance and are immediately exercisable on a cashless basis.

BRISSET BEER INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	August 31,	May 31,
	2016	2016
	Unaudited
	$	$
ASSETS
Current Assets
Cash	6,290	33,655
Trade and Other Receivables	12,750	5,442
Prepaid Expenses	2,389	7,169

Total Current Assets	24,429	46,266
Goodwill	25,000	25,000

Total Assets	46,429	71,266

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	24,452	19,297
Due to Related Parties	5,970	–

Total Current Liabilities	30,422	19,297

Stockholders' Equity
Common Stock, Par Value $.0001
Authorized 500,000,000 shares,
9,608,000 and 3,608,000 shares issued and outstanding at
August 31, 2016 and May31, 2016 respectively	961	361
Paid-In Capital	1,399,086	1,396,686
Subscriptions Receivable	(3,000)	–
Warrants	116,703	116,703
Accumulated Deficit	(1,498,552)	(1,462,781)
Accumulated Other Comprehensive Income	809	1,000

Total Stockholders' Equity	19,007	51,969

Total Liabilities and Stockholders' Equity	46,429	71,266

See accompanying notes to interim condensed consolidated financial statements

BRISSET BEER INTERNATIONAL, INC.
CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the Three Months Ended
	Ended
	August 31,
	2016	2015
Revenues
Commission Revenue	$11,398	$19,697

Expenses
Operating Expenses	31,264	18,947
Professional Expenses	6,988	6,175
Office and Sundry	7,311	7,937
Rent	450	456
Management and Directors' Fees	1,156	1,173
Total Expenses	47,169	34,688
Net Loss from Operations	(14,991)	(14,991)

Net Loss	$(35,771)	$(14,991)

Basic and Diluted Loss Per Share
Continuing Operations	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	9,021,043	3,217,457

Comprehensive loss
Net loss	$(35,771)	$(14,991)

Other comprehensive (loss) income
Translation to US dollar presentation currency	(191)	(1,428)
Comprehensive loss	$(35,962)	$(16,419)

See accompanying notes to interim condensed consolidated financial statements

BRISSET BEER INTERNATIONAL, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	August 31, 2016	August 31, 2015
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	(35,771)		(14,991)

Changes in Operating Assets and Liabilities
Trade and Other Receivables	(7,308)		(8,251)
Prepaid Expenses	4,780		(1,140)
Accounts Payable and Accrued Liabilities	5,155		3,763
Related Parties	5,970		(1,387)
Net Cash Used in Operating Activities	(27,174)		(22,006)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	‑

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the Sale of Common Stock	–		19,500
Net Cash Provided by Financing Activities	–		19,500

Effect of exchange rate changes on cash	(191)		(1,428)

Net Decrease in Cash and Cash Equivalents	(27,365)		(3,935)
Cash and Cash Equivalents at Beginning of Period	33,655		35,110
Cash and Cash Equivalents at End of Period	6,290		31,176

See accompanying notes to interim condensed consolidated financial statements

BRISSET BEER INTERNATIONAL, INC.
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited Continued)

For the Three Months Ended
	August 31, 2016		August 31, 2015
	$		$
SUPPLEMENTARY INFORMATION
Cash paid during the period for:
Interest		—		—
Income taxes		—		—

See accompanying notes to interim condensed consolidated financial statements

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization and Basis of Presentation

Brisset Beer International, Inc. (the "Company") was incorporated in the State of Florida on May 11, 2010 under the name Benefit Solutions Outsourcing Corp.

On May 19, 2011 the Board of Directors and the majority shareholder of the Company approved a change to the Company's Articles of Incorporation which affected a 17 for one forward stock split of our issued and outstanding common stock, changed the name of the company to "Buckeye Oil & Gas, Inc.", and changed the business of the Company to oil and gas exploration.  The changes became effective at the close of business on June 1, 2011. The forward stock split was distributed to all shareholders of record on March 31, 2011. No cash was paid or distributed as a result of the forward stock split and no fractional shares were issued. All fractional shares which would otherwise be required to be issued as a result of the stock split were rounded up to the nearest whole share. There was no change in the par value of our common stock.

On April 4, 2014, the Company entered into an Asset Purchase Agreement with Scenario A, a private Quebec corporation, to purchase all assets relating to the product known as "Broken 7", a craft beer locally brewed in Montreal, Quebec, Canada.  Under the Asset Purchase Agreement, the Company agreed to acquire Broken 7 for $25,000 payable in two installments to Scenario A with $12,500 to be paid at closing and $12,500 to be paid 60 business days after the closing date of April 7, 2014 (second installment payment due date is July 3, 2014).  The Company's principal executive officer, Stephane Pilon, also serves as Scenario A's President.  The Corporation's Secretary and director, Pol Brisset, also serves as Scenario A's Vice-President.  Mr. Pilon and Mr. Brisset are majority owners of Scenario A.  The Company made the first payment of $12,500 on closing.  The Company and Scenario A have amended the original agreement such that the due date of the second payment of $12,500 has been extended an additional 30 business days to August 15, 2014.  On August 14, 2014 the Company made the second payment.

On May 21, 2014, the Company received a written consent in lieu of a meeting of shareholders (the "Written Consent") from the holders of 1,561,000 shares of common stock representing, at that time, 73.62% of our issued and outstanding common shares.  The Written Consent adopted resolutions which authorized the Company to act on a proposal to change the Company's state of incorporation from Florida to Nevada by the merger of Buckeye Oil & Gas, Inc. with and into its wholly-owned subsidiary, Brisset Beer International, Inc. Brisset Beer International, Inc., is a Nevada corporation.  As result of the merger, the name of the Company was changed from Buckeye Oil & Gas, Inc. to "Brisset Beer International, Inc." and the jurisdiction was changed from Florida to Nevada.  The changes became effective at the close of business on July 24, 2014.

The accompanying financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States on a going concern basis.

Nature of Operations

As a result of the Company's management having experience in the brewing business, the Company has acquired the rights to Broken 7 which is a craft beer brewed in the province of Quebec, Canada.  The Company is engaged principally in the marketing of Broken 7 and is contracting all brewing and distribution activities to a third-party service provider.  We operate in a single segment which is the craft beer market.  Our craft beer consists of single brand known as Broken 7 and is currently brewed, distributed, and marketed solely in Quebec, Canada.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Interim Reporting

In the opinion of management the unaudited condensed consolidated financial information furnished herein reflects all adjustments, consisting of normal and recurring adjustments that are necessary to fairly state the financial position of Brisset Beer International. Inc. and the results of its operations for the periods presented.  This report on Form 10-Q should be read in conjunction with the Company's financial statements and notes thereto included in the Company's Form 10-K for the fiscal year ended May 31, 2016.  The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context.  Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company's Form 10-K for the fiscal year ended May 31, 2016 has been omitted.  The results of operations for the three month period ended August 31, 2016 are not necessary indicative of results for the fiscal year ending May 31, 2017 or for any future annual or interim period.

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States ("GAAP") on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company commenced its craft brewing activities in September 2014.  During the three months ended August 31, 2016 the Company has incurred net losses of $35,771 and the Company expects losses to continue until it can achieve profitable operations from its craft beer operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We will be required to expend substantial amounts of working capital in order to brew, distribute and market our Broken 7 brand of craft beer.  Our current operations have been funded entirely from capital raised from our private offering of securities from February 2014 through August 2016. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock.  After auditing our May 31, 2016 financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

The Company's ability to continue as a going concern is dependent on its ability to brew, distribute, and market our craft beer and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable.  Management may seek additional capital through a private placement and public offering of its common stock.  Although there are no assurances that management's plans will be realized, management believes that the Company will be able to continue operations in the future.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)
NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management's Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities and the impairment of goodwill.  Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Foreign Currency

The functional currency of the Company at August 31, 2016 and May 31, 2016 is the Canadian dollar. Transactions that are denominated in a foreign currency are re-measured into the functional currency at the current exchange rate on the date of the transaction. Any foreign currency denominated monetary assets and liabilities are subsequently re-measured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the statement of operations. Nonmonetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in statement of operations for the period.

Adjustments arising from the translation of the Company's financial statements to United States dollars for presentation purposes due to differences between average rates and balance sheet rates are recorded in other comprehensive income.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. Diluted loss per share does not differ from basic loss per share since the effect of the Company's warrants are anti-dilutive. Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding and warrants. At August 31, 2016, potential common shares of 18,317,500 (2015- 5,290,000) related to outstanding share purchase warrants were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Comprehensive Income

In accordance with ASC 220, "Comprehensive Income" ("ASC 220") all components of comprehensive income, including net loss, are reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive (income) loss, including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income. No taxes were recorded on items of other comprehensive income.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are  reduced by a  valuation  allowance  when,  in the opinion  of  management,  it is more  likely than not  that  some portion or all of the deferred  tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Uncertain Tax Positions

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, Accounting for Uncertainty in Income Taxes. The Company had no material unrecognized income tax assets or liabilities for the year ended May 31, 2016 or for the year ended May 31, 2015. The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the years ended May 31, 2016 and 2015, there was no income tax, or related interest and penalty items in the income statement, or liability on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada State.  Tax years 2011 to present remain open to income tax examination.  The Company is not currently involved in any income tax examinations.

Fair Value of Financial Instruments

The book values of cash, prepaid expenses, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity's own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;
•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Goodwill

Pursuant to its agreement with Scenario A, the Company has acquired all rights to Broken 7, a craft beer brewed in Quebec, Canada.  The assets acquired consist of goodwill as no inventory or other assets were acquired.  The Company accounts for this assets under ASC No. 350, Intangibles—Goodwill and Other which states that goodwill and intangible assets with indefinite useful lives should not be amortized, but instead tested for impairment at the reporting unit level at least annually or more frequently if circumstances indicate possible impairment. The Company tests for impairment annually in the fourth quarter of the fiscal year. If impairment exists, a write-down to fair value (measured by discounting estimated future cash flows) is recorded.

Impairment of Long-lived Assets

In accordance with ASC 360, Property, Plant and Equipment, long lived assets such as equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

In accordance with ASC 350 Intangibles – Goodwill and Other the Company performs a qualitative assessment at the end of each reporting period to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Revenue recognition

Revenue from the Company's craft beer business is received in the form of commissions.  The Company has contracted out services to a single supplier for brewing, labeling and distribution (note 4).  The Company recognizes commission revenue based on a percentage of sales with fixed margins as negotiated with the contract brewer.  Revenue is recorded at the time of delivery to the customer.

Any receivables remaining unpaid forty-five days after invoicing by Blue Spike will be charged to the Company.  Blue Spike undertakes to pay the said receivable account to the Company without delay once recovered, less the costs of collection and late penalty fees.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board ("FASB") or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

ASU 2014-09 - Topic 606 - Revenue from Contracts with Customers

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)," which is the new comprehensive revenue recognition standard that will supersede all existing revenue recognition guidance under GAAP. The standard's core principle is that a company will recognize revenue when it transfers promised goods or services to a customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective for annual and interim periods beginning on or after December 15, 2016, and early adoption is not permitted. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in the ASU. The Company does not expect any impact of adopting this guidance.

ASU 2014-12 - Topic 718 - Compensation - Stock Compensation

In June 2014, the FASB issued ASU 2014-12, "Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period." This ASU provides more explicit guidance for treating share-based payment awards that require a specific performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. The Company does not expect the adoption of this guidance to have a material impact on the financial statements.

ASU 2014-15 - Topic 205-40 - Presentation of Financial Statements – Going Concern

August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements – Going Concern (Topic 205-40)", which requires management to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company adopted this new standard for the fiscal year ending May 31, 2014 and the Company will continue to assess the impact on its financial statements.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE 4 - CONTRACT BREWING AGREEMENT

On December 2, 2014 the Company entered into a Manufacturing and Distribution Agreement with Breuvages Blue Spike ("Blue Spike"). The agreement sets forth minimum quantities which Blue Spike will manufacture for the Company, manufacturing costs and a gross margin upon which the Company will earn its commission.

Blue Spike is responsible for brewing, labeling and distributing Broken 7 beer for the Company. The Company, with the approval of Blue Spike, can continue selling products manufactured by Blue Spike in the Company's own distribution network. Products sold within the Company's own distribution network are subject to higher margins for the Company.  The Company is responsible, at its expense, for the marketing and promotion of Broken 7, and has agreed to invest 25% of the gross margin of its products for marketing and advertising.

The Company granted Blue Spike a right of first refusal if the Company sells or transfers all or a portion of its rights in its brands. If the Company is sold during the term of the agreement, the Company is obligated to pay Blue Spike 2.5% of the purchase price for every $250,000 of product sales, up to $5 million. The agreement also provides for various payment returns to Blue Spike if the Company is sold when the agreement is no longer in effect, depending on when and why the agreement is no longer in effect. The agreement is for an initial term of five years and is automatically renewed for five years unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the term. The Company granted Blue Spike a right of first refusal to manufacture or act as exclusive agent for the distribution and sale of its products in other territories other than Quebec.

On April 1, 2016, BBII amended the manufacturing and distribution agreement (the "Amendment") with Blue Spike to clarify sections 2.1.6 "BBII Margin", 5.1.4 Limitation, 5.2.1 Price, 6.2 Distribution Network, 6.7 Price of Products, and 6.8 BBII  Sales Network.  The Amendment also lists new Broken7 products under Schedules A and D, and includes the updated BBII Margins for new Broken7 products in Schedule F.

NOTE 5 – INTANGIBLE ASSETS

Broken 7

On April 4, 2014, the Company entered into an Asset Purchase Agreement with Scenario A, a private Quebec corporation, to purchase all assets relating to the product known as "Broken 7", a craft beer locally brewed in Montreal, Quebec, Canada.  Under the Asset Purchase Agreement, the Company agreed to acquire Broken 7 for $25,000 payable in two installments to Scenario A with $12,500 to be paid at closing and $12,500 to be paid 60 business days after the closing date of April 7, 2014 (second installment payment due date is July 3, 2014).  The purchase was of the Broken 7 trademark and recipe. No other assets were acquired.  The Company's principal executive officer and director, Stephane Pilon, also serves as Scenario A's President.  The Corporation's Secretary and director, Pol Brisset, also serves as Scenario A's Vice-President.  Mr. Pilon and Mr. Brisset are majority owners of Scenario A.  The Company made the first payment of $12,500 on closing.  The Company and Scenario A have amended the original agreement such that the due date of the second payment of $12,500 has been extended an additional 30 business days to August 15, 2014.  On August 14, 2014 the Company made the second payment. The fair value of Broken 7 is measured by level three hierarchy of fair value of financial instruments.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE 6 – STOCKHOLDERS' EQUITY

	Shares of common stock outstanding	Common stock	Additional paid-in capital	Warrants

Balance – May 31, 2016	3,608,000	361	1,396,686	116,703

Issuance of units	6,000,000	600	2,400	–

Balance – August 31, 2016	9,608,000	961	1,399,086	116,703

COMMON STOCK

Stock Splits

Effective July 8, 2013, the Company and the Board of Directors of the Company adopted resolutions to effectuate a reverse split of its issued and outstanding shares of common stock on the basis of 1 post consolidation share for each 100 pre-consolidation shares.  All share and per share amounts in the condensed consolidated financial statements of the Company have been adjusted to reflect the reverse split.

Issuance of Units

On August 22, 2016, we sold 6,000,000 shares of common stock to Stephane Pilon and Pol Bisset for an aggregate of $3,000.  Messrs. Pilon and Brisset also received Class A warrants to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.05 per share and Class B warrants to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.10 per share.  Such warrants expire in five years from the date of issuance and are immediately exercisable on a cashless basis.  The entire proceeds have been allocated to common shares.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE 6 – STOCKHOLDERS' EQUITY (continued)

WARRANTS

The Company has the following warrants outstanding as of August 31, 2016:

Exercise Price	Number	Expiry	Remaining Life
$0.05	1,500,000	1-Feb-19	2.92
$0.05	3,000,000	31-Aug-21	5.00
$0.10	1,500,000	1-Feb-19	2.92
$0.10	3,000,000	31-Aug-21	5.00
$0.15	550,000	1-Jun-19	3.26
$0.15	125,000	30-Jun-19	3.34
$0.20	130,000	09-Jan-20	3.86
$0.25	550,000	1-Jun-20	4.26
$0.25	125,000	30-Jun-20	4.34
$0.25	130,000	09-Jan-20	3.86
$0.25	135,000	17-Feb-20	3.97
$0.25	140,000	6-May-20	4.19
$0.30	135,000	17-Feb-20	3.97
$0.30	140,000	6-May-20	4.19
$0.35	65,000	7-Aug-20	4.44
$0.35	75,000	16-Oct-20	4.63
$0.35	267,500	16-Nov-20	4.71
$0.40	65,000	7-Aug-20	4.44
$0.40	75,000	16-Oct-20	4.63
$0.40	267,500	16-Nov-20	4.71
$0.45	75,000	16-Oct-20	4.63
$0.45	267,500	16-Nov-20	4.71
	12,317,500

NOTE 7 – RELATED PARTY TRANSACTIONS

On November 30, 2014 the Company entered into a service agreement with its current principal executive officer, Stephane Pilon.  Under the agreement the Company paid Mr. Pilon $9,992 (CDN$11,000) upon signing and will pay Mr. Pilon $2,725 (CDN $3,000) on a monthly basis.  As a result of operations commencing only in September 2014, the payment of the $9,992 has been disclosed as management fees.  Commencing December 1, 2014, it is expected that the majority of the compensation payable to Mr. Pilon will be recognized as an operating expense.

On January 12, 2015 the service agreement with Stephane Pilon was replaced by an employment agreement.  Under the agreement the Company will pay Mr. Pilon a base salary of CDN$36,000 (US$27,364) per year, payable twice monthly.

On September 3, 2015 the employment agreement with Stephane Pilon was amended.  Under the agreement the Company will pay Mr. Pilon a base salary of CDN$60,000 (US$45,606) per year, payable once monthly.  Mr. Pilon will also be entitled to receive a cell phone allowance of CDN$75 (US$57) per month.

BRISSET BEER INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE 7 – RELATED PARTY TRANSACTIONS - continued

Pursuant to the Amendment, Mr. Pilon shall be eligible to receive a quarterly discretionary performance bonus up to CDN$6,000 (US$4,560) payable at the beginning of each 3 month period beginning on September 1, 2015.  The amount of the bonus, if any, will be decided by the Board of Directors in their sole discretion.  No bonus was paid or is owing to Mr. Pilon as of May 31, 2016.

The Company's Asset Purchase Agreement was executed with Scenario A. The Company's principal executive officer and director, Stephane Pilon, also serves as Scenario A's President.  The Corporation's Secretary and
director, Pol Brisset, also serves as Scenario A's Vice-President.  Mr. Pilon and Mr. Brisset are majority owners of Scenario A.  The Company has made total payments of $25,000 to Scenario A under the Asset Purchase Agreement.  As of August 31, the Company had a payable to Scenario A of $1,052 for Company car expenses.

On March 1, 2015, Biere Brisset International, Inc. entered into a 5-year Manufacturing and Distribution Agreement with La Compagnie de Biere Brisset, Inc. ("CBB"), a specialty brewer, to help bring to market and test new line extensions for beer brands owned by the Company.  CBB undertakes to sell the Products, while complying with policies, procedures, methods and conditions of promotion, of advertising and sales described in the agreement.  Proceeds, if any, from the sale of the Products are retained by CBB as compensation for its services. The Company's President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director, Stephane Pilon, serves as CBB's Vice President and the Company's Secretary and director, Pol Brisset, serves as CBB's President. Pol Brisset and Stephane Pilon are majority owners of CBB.  As of August 31, 2016 the Company had a receivable  due from CBB of $4,290 for sales of beer at a Beer Festival.

On August 22, 2016, we sold 6,000,000 shares of common stock to Stephane Pilon and Pol Bisset for an aggregate of $3,000.  Messrs. Pilon and Brisset also each received Class A warrants to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.05 per share and Class B warrants to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.10 per share.  Such warrants expire in five years from the date of issuance and are immediately exercisable on a cashless basis.  The entire proceeds have been allocated to common shares.

As of August 31, 2016 the Company had a payable to Stephane Pilon of $4,918 that included wages and expenses.

Note 8 – SUBSEQUENT EVENTS

On September 12, 2016, a private investor exercised  a warrant to purchase 105,000 shares of common stock for cash at an exercise price of  $0.15 per share.  The Company received proceeds of $15,700 from this exercise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The expenses payable by the "Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below.  Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

SEC filing fee	$276.77
Legal fees and other expenses	$10,000	*
Accounting expenses	$1,500	*
Transfer agent and registrar fees	1,800
Total	$13,576.77

Item 14.     Indemnification of Directors and Officers

Our directors and officers are indemnified by our Bylaws to the fullest extent permitted by Nevada law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15.     Recent Sales of Unregistered Securities

On February 26, 2014 the Company closed a direct offering for the issuance of 1,500,000 units at a price of $0.01 per unit for aggregate gross proceeds of $15,000. Each unit consisted of one share of common stock, one A warrant, and one B warrant.  The A warrant is exercisable at a price of $0.05 per warrant until February 1, 2019 and each B warrant is exercisable at a price of $0.10 per warrant until February 1, 2019.  The units were issued pursuant to Regulation S of the Securities Act of 1933, as amended.  The issuance of the 1,500,000 units was directly offered to the Company's officers, Stephane Pilon, Chief Executive Officer and Pol Brisset, Secretary.

On August 12, 2014, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to non-U.S. persons (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who are accredited investors for the sale of an aggregate of 550,000 Units (at a purchase price of $0.10 per Unit) for aggregate gross proceeds of $55,000. Each Unit consists of one share of common stock, one Class A Warrant, and one Class B Warrant. The units were issued pursuant to Regulation S of the Securities Act of 1933, as amended.

On January 9, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is an accredited investor for the sale of an aggregate of 130,000 Units (at a purchase price of $0.15 per Unit) for aggregate gross proceeds of $19,500. Each Unit consists of one share of common stock, one Class A Warrant, and one Class B Warrant. Each A warrant is exercisable at a price of $0.20 per warrant until January 9, 2020 and each B warrant is exercisable at a price of $0.25 per warrant until January 9, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1933.

On February 27, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is not an accredited investor for the sale of an aggregate of 135,000 Units (at a purchase price of $0.20 per Unit) for aggregate gross proceeds of $27,000. Each Unit consists of one share of common stock, one Class A Warrant, and one Class B Warrant. Each A warrant is exercisable at a price of $0.25 per warrant until February 17, 2020 and each B warrant is exercisable at a price of $0.30 per warrant until February 17, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1933, as amended.

On May 15, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to two U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who are not accredited investors for the sale of an aggregate of 140,000 Units (at a purchase price of $0.20 per Unit) for aggregate gross proceeds of $28,000. Each Unit consists of one share of common stock, one Class A Warrant, and one Class B Warrant. Each A warrant is exercisable at a price of $0.25 per warrant until May 6, 2020 and each B warrant is exercisable at a price of $0.30 per warrant until May 6, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1933, as amended.

On August 10, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is not an accredited investor for the sale of an aggregate of 65,000 Units (at a purchase price of $0.30 per Unit) for aggregate gross proceeds of $19,500. Each Unit consists of one share of common stock, one Class A Warrant, and one Class B Warrant. Each A warrant is exercisable at a price of $0.35 per warrant until August 7, 2020 and each B warrant is exercisable at a price of $0.40 per warrant until August 7, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1933, as amended.

On November 13, 2015, the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one non-U.S. person (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who is not an accredited investor for the sale of an aggregate of 75,000 Units (at a purchase price of $0.30 per Unit) for aggregate gross proceeds of $22,500. Each Unit consists of one share of common stock, one Class A Warrant, one Class B Warrant, and one Class C Warrant. Each A warrant is exercisable at a price of $0.35 per warrant until October 16, 2020, each B warrant is exercisable at a price of $0.40 per warrant until October 16, 2020, and each C warrant is exercisable at a price of $0.45 per warrant until October 16, 2020.  The units were issued pursuant to Regulation S of the Securities Act of 1933, as amended.

On December 22, 2015 the Company closed a private offering in an offshore transaction negotiated and consummated outside of the U.S. to one U.S. person who is an accredited investor and two non-U.S. persons (as such term is defined in Regulation S under the Securities Act of 1933, as amended) who are not accredited investors for the sale of an aggregate of 267,500 Units (at a purchase price of $0.30 per Unit) for aggregate gross proceeds of $80,250. Each Unit consists of (i) one share of common stock, (ii) one class A warrant to purchase one share of common stock at an exercise price of $0.35 per share which expires on November 16, 2020 , (iii) one class B warrant to purchase one share of common stock at an exercise price of $0.40 per share which expires on November 16, 2020 , and (iv) one class C warrant to purchase one share of common stock at an exercise price of $0.45 per share which expires on November 16, 2020.

On August 22, 2016, we issued 3,000,000 shares of common stock to each of Stephane Pilon, our Chief Executive Officer, Chief Financial Officer, Treasurer and a director, and Pol Brisset, our Secretary and a director. Messrs. Pilon and Brisset also each received Class A warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $0.05 per share and Class B warrants to purchase an aggregate of 1,500,000shares of our common stock at an exercise price of $0.10 per share. Such warrants expire in five years from the date of issuance and are immediately exercisable on a cashless basis.

None of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering.

Item 16.     Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger of Buckeye Oil & Gas, Inc and Brisset Beer International, Inc. (1)
3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws(1)
4.1	Form of Stock Certificate (3)
5.1	Opinion of Abrams, Fensterman, Fensterman, Eisman, Formatto, Ferrara & Wolf, LP (23)
10.1	Stock Purchase Agreement dated June 23, 2011 among Buckeye Oil & Gas, Inc., Pol Brisset and Buckeye Oil & Gas Canada, Inc. (4)
10.2	Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil & Gas Ltd. and Buckeye Oil & Gas (Canada), Inc. (4)
10.3	Service Agreement dated July 1, 2011 by and between Manny Dhinsa and Buckeye Oil & Gas, Inc. (5)
10.4	Form of Regulation S Subscription Agreement (6)
10.5	Service Agreement dated September 1, 2011 by and between Pol Brisset and Buckeye Oil & Gas, Inc. (7)
10.6	Service Agreement dated September 1, 2011 by and between Manny Dhinsa and Buckeye Oil & Gas, Inc. (7)
10.7	Participation Agreement dated May 16, 2011 by and between Buckeye Oil & Gas, (Canada), Inc. and Pioneer Marketing Group Ltd. (8)
10.8	Service Agreement dated April 2, 2012 by and between Michal Gnitecki and Buckeye Oil & Gas, Inc. (9)
10.9	Form of Regulation S Subscription Agreement (10)
10.10	Form of Regulation S Subscription Agreement (11)
10.11	Form of Class A Warrant (11)
10.12	Form of Class B Warrant (11)
10.13	Asset Purchase Agreement dated April 4, 2014 by and between Scenario A, Stephan Pilon, Pol Brisset and Buckeye Oil & Gas, Inc. (12)
10.14	Amendment to Asset Purchase Agreement dated July 16, 2014 by and between Scenario A and Brisset Beer International, Inc. (13)
10.15	Form of Subscription Agreement (14)
10.16	Form of Class A Warrant (14)
10.17	Form of Class B Warrant (14)
10.18	Service Agreement dated November 10, 2014 by and between Sandberg International Limited and Brisset Beer International, Inc. (15)
10.19	Service Agreement dated December 1, 2014 by and between Stephane Pilon and Brisset Beer International, Inc. (16)
10.20	Manufacturing and Distribution Agreement dated December 2, 2014 between 90127-2021 Quebec Inc. d/b/a Breuvages Blue Spike and Biere Brisset International, Inc. (17)
10.21	Employment Agreement dated January 12, 2015 by and between Stephane Pilon and Biere Brisset International, Inc. (18)
10.22	Form of Regulation S Subscription Agreement (19)
10.23	Form of A Warrant Agreement (19)
10.24	Form of B Warrant Agreement (19)
10.25	Form of Regulation S Subscription Agreement (20)
10.26	Form of A Warrant Agreement (20)
10.27	Form of B Warrant Agreement (20)
10.28	Form of Regulation S Subscription Agreement (20)
10.29	Form of A Warrant Agreement (20)
10.30	Form of B Warrant Agreement (20)
10.31	Manufacturing and Distribution agreement (the "CBB Agreement") between Biere Brisset International, Inc. and La Compagnie de Biere Brisset, Inc. dated March 1, 2015
10.32	Form of Regulation S Subscription Agreement (21)
10.33	Form of A Warrant Agreement (21)
10.34	Form of B Warrant Agreement (21)
10.35 10.36 10.37 10.38 10.39 10.40
Amendment to Employment Agreement dated September 3, 2015 by and between Stephane Pilon and Biere Brisset International, Inc. (22)
Class A Warrant to Purchase Shares of Common Stock in favor of Pol Brisset, dated August 22, 2016
Class A Warrant to Purchase Shares of Common Stock in favor of Stephane Pilon, dated August 22, 2016
Class B Warrant to Purchase Shares of Common Stock in favor of Pol Brisset, dated August 22, 2016
Class B Warrant to Purchase Shares of Common Stock in favor of Stephane Pilon, dated August 22, 2016
Addendum to Manufacturing and Distribution Agreement, dated November 8, 2016

23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Abrams, Fensterman, Fensterman, Eisman, Formato, Ferrara & Wolf, LLP (included in Exhibit 5.1)

(1)  Previously filed as an Appendix to the Company's Information Statement on Schedule 14C filed with the SEC on June 24, 2014
(3) Previously filed as Exhibit 4.1 to the Company's Form S-1, filed with the Securities and Exchange Commission on July 1, 2010, file no. 333-167917
(4) Previously filed with the Company's Form 8-K submitted to the SEC on June 28, 2011.
(5) Previously filed with the Company's Form 10-K submitted to the SEC on August 25, 2011.
(6) Previously filed with the Company's Form 8-K submitted to the SEC on August 30, 2011.
(7) Previously filed with the Company's Form 8-K submitted to the SEC on September 8, 2011.
(8) Previously filed with the Company's Form S-1/A submitted to the SEC on November 1, 2011.
(9) Previously filed with the Company's Form 8-K submitted to the SEC on April 3, 2012.
(10) Previously filed with the Company's Form 8-K submitted to the SEC on February 28, 2013.
(11) Previously filed with the Company's Form 8-K submitted to the SEC on March 3, 2014.
(12) Previously filed with the Company's Form 8-K submitted to the SEC on April 9, 2014.
(13) Previously filed with the Company's Form 8-K submitted to the SEC on July 24, 2014
(14) Previously filed with the Company's Form 8-K submitted to the SEC on August 14, 2014.
(15) Previously filed with the Company's Form 8-K submitted to the SEC on November 14, 2014.
(16) Previously filed with the Company's Form 8-K submitted to the SEC on December 4, 2014.
(17) Previously filed with the Company's Form 8-K submitted to the SEC on December 8, 2014.
(18) Previously filed with the Company's Form 8-K submitted to the SEC on January 15, 2015.
(19) Previously filed with the Company's Form 8-K submitted to the SEC on March 2, 2015.
(20) Previously filed with the Company's Form 8-K submitted to the SEC on May 19, 2015.
(21) Previously filed with the Company's Form 8-K submitted to the SEC on August 11, 2015.
(22) Previously filed with the Company's Form 8-K submitted to the SEC on September 9, 2015.
(23) Previously filed with the Company's Form S-1/A submitted to the SEC on May 16, 2016
** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

Item 17.     Undertakings

The undersigned Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

I.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

I.	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

II.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

III.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

IV.	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on November 14, 2016.

BRISSET BEER INTERNATIONAL, INC.

By:	/s/ Stephane Pilon
Stephane Pilon
President, Chief Executive Officer, Chief Financial Officer, Treasurer and director
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stephane Pilon
Stephane Pilon	November 14, 2016
President, Chief Executive Officer, Chief Financial Officer, Treasurer and director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Pol Brisset
Pol Brisset	November 14, 2016
Secretary and Director